EXHIBIT 4.1





















                   PREMIER FINANCIAL SERVICES, INC.

               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST

                           TABLE OF CONTENTS

                                                                 Page

ARTICLE I      Purpose Intent and Effective Date  . . . . . . . .    1
               1.01    Purpose  . . . . . . . . . . . . . . . . .    1
               1.02    Intent . . . . . . . . . . . . . . . . . .    1
               1.03    Effective Date . . . . . . . . . . . . . .    1

ARTICLE II     Definitions and Construction . . . . . . . . . . .    1
               2.01    Definitions  . . . . . . . . . . . . . . .    1
                       Accounts . . . . . . . . . . . . . . . . .    1
                       Affiliate  . . . . . . . . . . . . . . . .    2
                       Annual Valuation Date  . . . . . . . . . .    2
                       Beneficiary  . . . . . . . . . . . . . . .    2
                       Board  . . . . . . . . . . . . . . . . . .    2
                       Code . . . . . . . . . . . . . . . . . . .    2
                       Committee  . . . . . . . . . . . . . . . .    2
                       Company  . . . . . . . . . . . . . . . . .    2
                       Company Stock  . . . . . . . . . . . . . .    2
                       Company Stock Fund . . . . . . . . . . . .    2
                       Compensation . . . . . . . . . . . . . . .    2
                       Eligible Rollover Distribution . . . . . .    3
                       Eligibility Year of Service  . . . . . . .    3
                       Employer . . . . . . . . . . . . . . . . .    4
                       Employment . . . . . . . . . . . . . . . .    4
                       ERISA  . . . . . . . . . . . . . . . . . .    4
                       ESOP Account . . . . . . . . . . . . . . .    4
                       ESOP Contribution  . . . . . . . . . . . .    4
                       ESOP Savings and Matching
                       Contributions  . . . . . . . . . . . . . .    4
                       Exempt Loan  . . . . . . . . . . . . . . .    4
                       Extended Break in Service  . . . . . . . .    4
                       Forfeiture . . . . . . . . . . . . . . . .    4
                       Former ESOP  . . . . . . . . . . . . . . .    4
                       Former Profit-Sharing Plan . . . . . . . .    4
                       Fund . . . . . . . . . . . . . . . . . . .    5
                       Hour of Service  . . . . . . . . . . . . .    5
                       Investment Fund  . . . . . . . . . . . . .    5
                       Investment Manager . . . . . . . . . . . .    5
                       Loan Suspense Account  . . . . . . . . . .    6
                       Matching Contribution  . . . . . . . . . .    6
                       Net Gain" or "Net Loss . . . . . . . . . .    6
                       Parental Leave . . . . . . . . . . . . . .    6
                       One-Year Break in Service  . . . . . . . .    6
                       Normal Retirement Date . . . . . . . . . .    6
                       Participant  . . . . . . . . . . . . . . .    6
                       Permanent Disability" or
                           "Permanently Disabled  . . . . . . . .    6
                       Plan . . . . . . . . . . . . . . . . . . .    7
                       Plan Administrator . . . . . . . . . . . .    7


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


                       Plan Year  . . . . . . . . . . . . . . . .    7
                       Profit Sharing Account . . . . . . . . . .    7
                       Plan Sharing Contribution  . . . . . . . .    7
                       Retirement," Retired" or
                       "Retires . . . . . . . . . . . . . . . . .    7
                       Rollover Account . . . . . . . . . . . . .    7
                       Rollover Contribution  . . . . . . . . . .    7
                       Salary Savings Account . . . . . . . . . .    8
                       Salary Savings Contribution  . . . . . . .    8
                       Trust  . . . . . . . . . . . . . . . . . .    8
                       Trustee  . . . . . . . . . . . . . . . . .    8
                       Valuation  . . . . . . . . . . . . . . . .    8
                       Valuation Date . . . . . . . . . . . . . .    8
                       Voluntary Contribution . . . . . . . . . .    8
                       Voluntary Contribution Account . . . . . .    8
               2.02    Construction . . . . . . . . . . . . . . .    9

ARTICLE III    Eligibility  . . . . . . . . . . . . . . . . . . .    9
               3.01    Participation  . . . . . . . . . . . . . .    9
               3.02    Enrollment . . . . . . . . . . . . . . . .    9
               3.03    Duration . . . . . . . . . . . . . . . . .    9

ARTICLE IV     Contributions  . . . . . . . . . . . . . . . . . .   10
               4.01    Employer Contributions . . . . . . . . . .   10
               4.02    Salary Savings Contributions . . . . . . .   10
               4.03    Voluntary Contributions  . . . . . . . . .   10
               4.04    Rollover Contributions . . . . . . . . . .   11
               4.05    Condition on Employer
                       Contributions  . . . . . . . . . . . . . .   11
               4.06    Time of Contributions  . . . . . . . . . .   12
               4.07    Form of Contributions  . . . . . . . . . .   12

ARTICLE V      Accounts . . . . . . . . . . . . . . . . . . . . .   12
               5.01    Accounts of Participants . . . . . . . . .   12
               5.02    Allocations to Accounts  . . . . . . . . .   13
               5.03    Determination of Net Gain or Net
                       Loss . . . . . . . . . . . . . . . . . . .   13
               5.04    Allocation of Net Gain or Net
                       Loss . . . . . . . . . . . . . . . . . . .   13
               5.05    Allocation of Contributions  . . . . . . .   14
               5.06    Loan Suspense Account  . . . . . . . . . .   14
               5.07    Allocation of Company Stock
                       Released from the Loan Suspense
                       Account  . . . . . . . . . . . . . . . . .   15
               5.08    Participant Statements . . . . . . . . . .   15
               5.09    Valuation by the Trustee
                       Conclusive . . . . . . . . . . . . . . . .   15
               5.10    Errors in Valuation  . . . . . . . . . . .   15





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


ARTICLE VI     Company Stock  . . . . . . . . . . . . . . . . . .   16
               6.01    Investment in Company Stock  . . . . . . .   16
               6.02    Voting Company Stock . . . . . . . . . . .   16
               6.03    Contingent Put Option to Sell
                       Company Stock  . . . . . . . . . . . . . .   17
               6.04    Exempt Loans . . . . . . . . . . . . . . .   18

ARTICLE VII    Distributions  . . . . . . . . . . . . . . . . . .   19
               7.01    Distributions upon Termination
                       of Employment  . . . . . . . . . . . . . .   19
               7.02    Termination by Death. Retirement
                       or Disability  . . . . . . . . . . . . . .   19
               7.03    Termination by Resignation or
                       Dismissal  . . . . . . . . . . . . . . . .   20
               7.04    Treatment of Forfeitures . . . . . . . . .   20
               7.05    Re-Employment of Participants
                       Returning Before an Extended
                       Break in Service . . . . . . . . . . . . .   20
               7.06    Manner of Distribution . . . . . . . . . .   21
               7.07    Timing of Distribution . . . . . . . . . .   21
               7.08    Mode of Distribution . . . . . . . . . . .   23
               7.09    Distributions to Qualified
                       Participants . . . . . . . . . . . . . . .   24
               7.10    In-Service Withdrawals . . . . . . . . . .   24
               7.11    Dividend Pass Through  . . . . . . . . . .   24
               7.12    Direct Rollover Option . . . . . . . . . .   25
               7.13    Designation of Beneficiary . . . . . . . .   25
               7.14    Distributions Pursuant a
                       Domestic Relations Order . . . . . . . . .   26

ARTICLE VIII   Loans  . . . . . . . . . . . . . . . . . . . . . .   27
               8.01    Loan Program . . . . . . . . . . . . . . .   27
               8.02    Amounts of Loans . . . . . . . . . . . . .   27

ARTICLE IX     Limits on Contributions  . . . . . . . . . . . . .   28
               9.01    Special Definitions  . . . . . . . . . . .   28
               9.03    Combined Limitation on Annual
                       Additions  . . . . . . . . . . . . . . . .   33
               9.04    Excess Annual Additions  . . . . . . . . .   34
               9.05    Limitation on Elective
                       Deferrals  . . . . . . . . . . . . . . . .   35
               9.06    Limit on Voluntary Contributions
                       and Employer Matching
                       Contributions  . . . . . . . . . . . . . .   36
               9.07    Limitation on Multiple Use . . . . . . . .   36
               9.08    Aggregation of Plans . . . . . . . . . . .   37







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ARTICLE X      Required Top-Heavy Plan Provisions . . . . . . . .   38
               10.01   Special Rules Where Plan Is Top-
                       Heavy  . . . . . . . . . . . . . . . . . .   38
               10.02   Special Definitions  . . . . . . . . . . .   38
               10.03   Minimum Allocation in Top-Heavy
                       Plan Years . . . . . . . . . . . . . . . .   41

ARTICLE XI     The Trust and Trustee  . . . . . . . . . . . . . .   42
               11.01   The Trust  . . . . . . . . . . . . . . . .   42
               11.02   The Trustee  . . . . . . . . . . . . . . .   42
               11.03   The Fund . . . . . . . . . . . . . . . . .   42
               11.04   Investment Funds . . . . . . . . . . . . .   42
               11.05   Participant Investments  . . . . . . . . .   42
               11.06   Powers of Trustee  . . . . . . . . . . . .   44
               11.07   Compensation and Expenses  . . . . . . . .   45
               11.08   Accounts . . . . . . . . . . . . . . . . .   46
               11.09   Duty of Person Dealing With
                       Trustee  . . . . . . . . . . . . . . . . .   46
               11.10   Resignation and Removal of the
                       Trustee  . . . . . . . . . . . . . . . . .   46

ARTICLE XII    Plan Administration  . . . . . . . . . . . . . . .   46
               12.01   Allocation of Responsibility
                       Among Fiduciaries  . . . . . . . . . . . .   46
               12.02   Fiduciary Duties . . . . . . . . . . . . .   47
               12.03   The Committee  . . . . . . . . . . . . . .   47
               12.04   Committee Action . . . . . . . . . . . . .   48
               12.05   Administrative Powers  . . . . . . . . . .   48
               12.06   Investment Direction and
                       Investment Manager . . . . . . . . . . . .   49
               12.07   Records and Reports  . . . . . . . . . . .   50
               12.08   Information to be Provided . . . . . . . .   50
               12.09   Annual Reports . . . . . . . . . . . . . .   50

ARTICLE XIII   Amendment, Merger and Termination  . . . . . . . .   50
               13.01   Amendment  . . . . . . . . . . . . . . . .   50
               13.02   Merger . . . . . . . . . . . . . . . . . .   51
               13.03   Termination  . . . . . . . . . . . . . . .   51
               13.04   Partial Termination  . . . . . . . . . . .   51

ARTICLE XIV    Miscellaneous  . . . . . . . . . . . . . . . . . .   52
               14.01   Interest of Participants . . . . . . . . .   52
               14.02   Title to Assets  . . . . . . . . . . . . .   52
               14.03   Not a Contract of Employment . . . . . . .   52
               14.04   Spendthrift Clause . . . . . . . . . . . .   52
               14.05   Addresses  . . . . . . . . . . . . . . . .   52
               14.06   Information on Participants  . . . . . . .   53
               14.07   Regularly Kept Records Are
                       Binding  . . . . . . . . . . . . . . . . .   53




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               14.08   Claims . . . . . . . . . . . . . . . . . .   53
               14.09   Indemnification  . . . . . . . . . . . . .   54
               14.10   Payments to Minors. Etc. . . . . . . . . .   54
               14.11   Unclaimed Payments . . . . . . . . . . . .   54
               14.12   Reversions . . . . . . . . . . . . . . . .   55
               14.13   Necessary Parties  . . . . . . . . . . . .   55
               14.14   Company Action . . . . . . . . . . . . . .   55
               14.15   Company as Agent for Employers . . . . . .   56
               14.16   Plan Expenses  . . . . . . . . . . . . . .   56
               14.17   Agent for Service of Process . . . . . . .   56
               14.18   Illinois Law to Govern . . . . . . . . . .   56










































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


                   PREMIER FINANCIAL SERVICES, INC.

               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST




                               ARTICLE I

                   Purpose Intent and Effective Date

     1.01 Purpose. The Company has established and maintains this Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust, the successor by merger to the Premier Financial Services, Inc. Employees Profit-Sharing Plan and Trust and the Premier Financial Services, Inc. Employee Stock Ownership Plan and Trust, to provide its eligible Employees with a tax deferred savings program and to enable its eligible Employees to acquire an equity ownership in the Company.

     1.02 Intent. The Company intends this Plan, as amended from time to time, to be a qualified profit-sharing and stock bonus plan under
Section 401(a) of the Code in full compliance with ERISA, with the portion of the Plan comprising ESOP Contributions and ESOP Savings and Matching Contributions being a leveraged employee stock ownership plan under Section 4975(e)(7) of the Code, and the feature of the Plan comprising Salary savings Contributions being a qualified cash and deferred arrangement under Section 401(k) of the Code; and intends the Trust created hereunder to be exempt from taxation under Section 501(a) of the Code. The Company intends to continue to maintain this Plan for the above purposes indefinitely, subject always, however, to the rights reserved in the Company to amend and terminate the Plan as set forth below.

     1.03 Effective Date. Except as otherwise expressly provided herein, the terms of this Plan as herein merged, amended and restated are effective as of July 1, 1993 for Participants whose Employment terminates on or after that date. The benefits, if any, of Participants whose Employment terminated before July 1, 1993, shall be as determined under the terms of the Former ESOP or the Former Profit-Sharing Plan or both as in effect at the time of such termination.


                              ARTICLE II

                     Definitions and Construction

     2.01 Definitions. The following terms, when used in the Plan and initially capitalized as shown below, shall have the following respective meanings, unless expressly otherwise provided:

     "Accounts" mean all accounts maintained for a Participant hereunder.

     "Affiliate" means the Company and: (i) any other member of a controlled group of corporations of which the Company is a member, as determined under Sections 414(b) and 1563(a) of the Code (without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code); (ii) any unincorporated trade or business that is under common control with the Company, as determined under Section 414(c) of the Code; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group that includes the Company, as determined under Section 414(m) of the Code; and (iv) any other entity required to be aggregated with the Company by regulations under Section 414(o) of the Code. For purposes of applying this definition and Section 1563(a) and 414(b) and (c) of the Code to Sections 9.02 and 9.03 of this Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" at each place it appears in Section 1563(a)(1) of the Code. For purposes of this definition, an Affiliate shall be considered an Affiliate only for the time during which it satisfies the above conditions for being an Affiliate.

     "Annual Valuation Date" means the last day of the Plan Year.

     "Beneficiary" means the person or persons who become entitled to receive benefits under this Plan by reason of the death of a Participant.

     "Board" means the Board of Directors of the Company as from time to time constituted.

     "Code" means the Internal Revenue Code of 1986 as from time to time amended. References to any Section of the Code herein shall include any successor provisions thereto.

     "Committee" means the Committee appointed to administer the Plan pursuant to Section 12.03.

     "Company" means PREMIER FINANCIAL SERVICES, INC., a Delaware corporation.

     "Company Stock" means common stock of the Company.

     "Company Stock Fund" means that part of the Fund invested in Company Stock as provided in Section 11.04

     "Compensation" means the total wages or salary, overtime, commissions, bonuses, and any other taxable remuneration reportable on Internal Revenue Service form W-2 paid to an Employee during the Plan Year while a Participant in the Plan, including any amount deferred by a Participant under the terms of a Salary Savings Agreement, but disregarding, for Plan Years beginning on or after January 1, 1989, to the extent required by Section 401(a)(17) of the Code, Compensation at an annual rate in excess of $200,000 (as periodically adjusted pursuant to Section 401(a)(17) of the Code).

     "Eligible Rollover Distribution" means any distribution from this Plan (or, where applicable, any other plan qualified under Section 401(a) of the Code) of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include:

          (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

          (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

          (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock or other employer securities);

          (iv) the return to a Participant of contributions and income or similar corrective distribution under Article IX of this Plan or otherwise described in regulations under Sections 401(k), 401(g), 401(m) or 415 of the Code;

          (v) dividends on Company Stock paid and distributed currently under Section 7.11 of this Plan or other currently distributed dividends on employer securities as described in
     Section 404(k) of the Code:

          (vi) a charge against a Participant's Accounts under Section
     8.02 of this Plan respecting a loan in default or other deemed distribution under Sections 72 and 402 of the Code arising from default on a loan; and

          (vii) similar items as designated in regulations or other rulings, notices or guidance under Section 401(a)(31) of the Code.

     "Eligibility Year of Service" of an Employee means a twelve (12) month period, beginning with the date the Employee first performed an Hour of Service or any annual anniversary thereof, during which he or she completes at least one thousand (1,000) Hours of Service. "Employee" means any individual in Employment, but shall not include any "leased employee" within the meaning of Section 414(n) of the Code (who is regarded as an employee for purposes of applying the minimum coverage requirements of the Code) except for purposes of crediting Hours of Service if such individual otherwise becomes an actual common-law Employee of an Employer.

     "Employer" means the Company and any other Affiliate that, with the approval of the Company, adopts the Plan by action of its board of directors.

     "Employment" unless otherwise stated, means service in a common law employee-employer relationship with the Company or any Affiliate. "Entry Date" means January 1 and July 1 of any year.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended. References to any Section of ERISA herein shall include any successor provisions thereto.

     "ESOP Account" means the record of a Participant's interest in the Fund attributable to ESOP Contributions from time to time, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.

     "ESOP Contribution" means any discretionary Employer contribution determined by the Board pursuant to Section 4.01.

     "ESOP Savings and Matching Contributions" means that portion, if any, of Salary Savings Contributions and Matching Contributions that is applied pursuant to Section 5.05 to the repayment of an Exempt
Loan.

     "Exempt Loan" means a loan to the Trust, to enable the Trust to acquire Company Stock, that is made or guaranteed by the Company or an Affiliate or by another person that is a "disqualified person" with respect to the Plan under Section 4975(e)(2) of the Code, and that is intended to meet the exemption requirements of Section 4975(d)(3) of the Code and regulations thereunder.

     "Extended Break in Service" of an Employee means a period of at least a One-Year Break in Service ending on or before December 31, 1984, or a period of at least five consecutive One-Year Breaks in Service for such Employee ending after December 31, 1984.

     "Forfeiture" means that part or all of a Participant's Profit Sharing Account or ESOP Account that is not distributable to the Participant or his or her Beneficiary by reason of Section 7.03 hereof.

     "Former ESOP" means the Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust as in effect on or before June 30, 1993.

     "Former Profit-Sharing Plan" means the Premier Financial
Services, Inc. Employee Profit-Sharing Plan and Trust as in effect on or before June 30, 1993.

     "Fund" means the trust fund held and maintained for purposes of the Plan under the terms of the Trust established hereunder.

     "Hour of Service" means each hour for which an Employee is directly or indirectly paid or entitled to payment from the Company or an Affiliate:

          (i)  for the performance of duties; or

          (ii) on account of a period of time for which no duties were performed (whether or not the employment relationship has terminated) such as vacation, holidays, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence), provided, however, that (A) no more than 501 Hours of Service shall be credited under this clause on account of any single period during which the Employee performs no duties and
     (B) no Hours of Service shall be credited under this clause where the payment is made under a plan maintained solely for the purpose of complying with applicable workmen's compensation or disability laws or where the payment solely reimburses the Employee for medical or medical-related expenses incurred by him or her; and

          (iii) by reason of back pay (irrespective of mitigation of damages) awarded to the Employee or agreed to by the Employer or Affiliate, provided however, that no duplicate credit for the same Hours of Service shall be given under both clauses (i) and
     (ii) and this clause (iii).

Hours of Service under clause (i) shall be credited to the Plan Year (or Eligibility Year of Service) during which the duties were performed, and Hours of Service under clauses (ii) and (iii) shall be credited to the Plan Year (or Eligibility Year of Service) in which occurred the period during which no duties were performed in accordance with the rules of Department of Labor regulation 29 C.F.R. ^U 2530.200b-2(b), which is incorporated herein by this reference.

     "Investment Fund" means any of:

          (i)  the Company Stock Fund, and

          (ii) any other Investment Fund maintained by the Trustee pursuant to Section 11.04 for purposes of this Plan.

     "Investment Manager" means any person or organization designated as such by the Committee pursuant to Section 12.06:

          (i) who has the power to manage, acquire or dispose of any asset in the Fund;

          (ii) who is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in that Act, or (3) an insurance company qualified to perform asset management services under the laws of more than one state; and

          (iii) who has acknowledged in writing that he, she or it is a fiduciary with respect to the Plan.

     "Loan Suspense Account" means the account for unallocated Company Stock acquired with the proceeds of an Exempt Loan as provided in
Section 5.06.

     "Matching Contribution" means an additional Employer contribution made with respect to Salary savings Contributions pursuant to Section 4.01.

     "Net Gain" or "Net Loss" means the increase or decrease in the value of the Fund, or of any component Investment Fund, determined in accordance with Section 5.03 hereof.

     "Parental Leave" means the absence of an Employee from service with the Company or an Affiliate if such absence commences on or after January 1, 1985:

          (a)  by reason of the pregnancy of the Employee;

          (b)  by reason of the birth of a child of the Employee;

          (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such employee; or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement;

provided that the Employee establishes to the satisfaction of the Committee the length of such absence and that such absence was for one of the reasons listed above.

     "One-Year Break in Service" of an Employee means Plan Year in which he or she does not complete more than 500 Hours of Service.

     "Normal Retirement Date" means a Participant's 65th birthday.

     "Participant" means an Employee who meets the requirements of
Article III for participation in the Plan and a former Employee who is entitled to benefits hereunder.

     "Permanent Disability" or "Permanently Disabled" means a physical or mental condition which prevents a Participant from performing his or her normal duties for the Employer and which further prevents such

Participant from performing any other similar duties for the Employer for which the Participant is qualified by education, training or experience. A Participant shall be deemed Permanently Disabled for purposes of the Plan if such Participant qualifies for disability benefits from Social Security or under the terms of any other formal written long-term disability program maintained by the Employer.

     "Plan" means the PREMIER FINANCIAL SERVICES, INC. EMPLOYEE
SAVINGS AND STOCK PLAN AND TRUST, as herein set forth and as from time to time amended, and includes, for periods before July 1, 1993, the Former ESOP and the Former Profit-Sharing Plan.

     "Plan Administrator" means the Committee described in Section
12.03.

     "Plan Year" means the fiscal year of the Plan which until changed shall be the calendar year.

     "Profit Sharing Account" means the record of a Participant's interest in the Fund attributable to Profit Sharing Contributions from time to time, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.

     "Plan Sharing Contribution" means a discretionary Employer contribution determined by the Board pursuant to Section 4.01.

     "Retirement," Retired" or "Retires" when used with reference to a Participant, means the termination of such Participant's Employment (for any reason other than death) on or after his or her Normal
Retirement Date.

     "Rollover Account" means the record of the value of an Employee's interest in the Fund resulting from such Employee's Rollover
Contribution pursuant to Section 4.04, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.

     "Rollover Contribution" means a transfer to this Plan of part or all of the amount (or property) distributed to an Employee in an Eligible Rollover Distribution (or in a distribution before 1993 excluded from the distributee's gross income by Section 402(a)(5) of the Code as then in effect) from another employee benefit plan qualified under Section 401(a) of the Code (the "other plan") if the part or all of the distribution is transferred to this Plan:

          (i) in a direct rollover from the other plan under Section 401(a)(31) of the Code and provisions of the other plan corresponding to Section 7.12 of this Plan, or

          (ii) by the Employee within sixty (60) days after its receipt by the Employee from the other plan, or

          (iii) from an individual retirement account (as defined in Section 408 of the Code) ("IRA") that is a conduit IRA if, but only if, such qualified plan distribution had previously been deposited as a valid rollover contribution and as the only contribution into such conduit IRA and is transferred to this Plan either in an Eligible Rollover Distribution from such conduit IRA or by the Employee within sixty (60) days after the Employee's receipt of his or her distribution from the conduit IRA and includes the earnings thereon.

     "Salary Savings Account" means the record of a Participant's interest in the Fund attributable to Salary Savings Contributions of the Participant and associated Matching Contributions of the Employer, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.

     "Salary Savings Contribution" means a contribution made under the terms of a Participant's Salary Savings Agreement pursuant to Section 4.02.

     "Trust" means the PREMIER FINANCIAL SERVICES, INC. EMPLOYEE
SAVINGS AND STOCK TRUST, as set forth in Article XI hereof.

     "Trustee" means PREMIER TRUST SERVICES, INC. or such banking association, corporation, other entity, individual or group of individuals appointed as successor Trustee pursuant to Section 11.10.

     "Valuation" means the determination of the value of the assets of the Fund, or of any component Investment Fund, in the manner provided in Section 5.03 hereof, as of the Annual Valuation Date for each Plan Year, or as of any other date on which the Trustee, in its sole discretion, deems it desirable to make such Valuation.

     "Valuation Date" means any date, including an Annual Valuation Date, as of which a Valuation of the Fund or of any or all component Investment Funds is made or is to be made.

     "Voluntary Contribution" means a Participant's after-tax contribution made pursuant to Section 4.03.

     "Voluntary Contribution Account" means the record of a Participant's interest in the Fund attributable to the Voluntary
Contributions from time to time, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.

     2.02 Construction. The masculine pronoun whenever used herein shall be construed so as to include the feminine and the neuter, and the singular shall be deemed to include the plural whenever the context so requires.


                              ARTICLE III

                              Eligibility

     3.01 Participation. Each Employee of an Employer who was a Participant in the Former ESOP or the Former Profit-Sharing Plan on June 30, 1993. shall continue as Participant in this Plan as merged, amended and restated from and after July 1, 1993, subject to the provisions of this Plan. Each other Employee of an Employer shall become a Participant in the Plan on the first Entry Date on or after he or she meets the following requirements:

          (a)  he or she has attained age twenty-one (21);

          (b) he or she is not covered under the terms of a collective bargaining agreement under which retirement benefits have been subject of good faith bargaining, unless such agreement provides for his or her participation in the Plan; and

          (c) to participate in ESOP Contributions or Profit Sharing Contributions under this Plan, he or she has completed one
     Eligibility Year of Service,

provided he or she is an Employee of an Employer on such Entry Date; or If he or she is not an Employee of an Employer on such Entry Date, on the first date thereafter that he or she is an Employee of an Employer.

     3.02 Enrollment. The Committee shall notify eligible Employees of their impending eligibility to participate in the Salary Savings Contributions and Matching Contributions under the Plan at least 30 days before the applicable Entry Date. As part of the notification the Committee shall provide each eligible Employee with a form of Salary Savings Agreement, form of designation of Beneficiary, form for making initial investment designations, and summary plan description. Participants must complete and return such forms to the Committee in the time and manner allowed by the Committee in order to obtain the rights and benefits under this Plan to which such forms relate.

     3.03 Duration. An Employee who becomes a Participant shall continue to be a Participant until his or her Employment with all Employers terminates. Upon such termination of Employment, he or she thereupon shall cease to be a Participant (except with respect to benefits which were accrued and vested prior to such termination) unless and until he or she thereafter returns to active Employment as an Employee of an Employer. A former Participant who is re-employed by an Employer (and continues to meet the requirement of Section 3.01(b)) shall again become a Participant immediately upon such re-Employment.


                              ARTICLE IV

                             Contributions

     4.01 Employer Contributions. Each Employer shall contribute amounts withheld by it from Participants' Compensation as Salary Savings Contributions under Section 4.02. Each Employer shall also make for each Plan Year a Matching Contribution of 10% of the Salary Savings Contributions made for such plan Year by Participants employed by it and not withdrawn before the date the Employer makes such Matching Contribution. In addition, the Employers shall make an ESOP Contribution or a Profit-Sharing Contribution or both for a Plan Year in such amount, if any, as shall be determined annually in the sole discretion or the Board.

     4.02 Salary Savings Contributions. A Participant may enter into a Salary Savings Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation and to deposit such amount as a Salary Savings Contribution to the Plan. Any such Salary Savings Contribution shall be credited to the Participant's Salary Savings Account. A Participant may amend his or her Salary Savings Agreement to increase or decrease his or her Salary Savings Contributions or terminate the Salary Savings agreement upon five days written notice to his or her Employer. If a Participant terminates his or her Salary Savings Agreement, the Participant shall not be permitted to put a new Salary Savings Agreement into effect until the first pay period in the next Plan Year. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods subject to the foregoing limit. In no event may the sum of the amounts withheld under the Salary Savings Agreement in any calendar year exceed $7,000 (as such amount may be adjusted from time to time pursuant to Section 402(g)(5) of the Code). Notwithstanding the Salary Savings Agreement of any Highly Compensated Employee, the Committee, to the extent it determines is necessary or desirable to meet the requirements of Section 9.05, may in its discretion reduce the level of Salary Savings Contributions by, or terminate the Salary Savings Agreement of, any Highly Compensated Employee, or recharacterize such Salary Savings Contributions as Voluntary Contributions, or return excess Salary Savings Contributions to such Highly Compensated Employee as provided in Section 9.05.

     4.03 Voluntary Contributions. A Participant may make Voluntary Contributions to the Plan out of after-tax compensation by so characterizing or recharacterizing all or part of his or her Salary Savings Contributions otherwise made pursuant to Section 4.02. The Committee may recharacterize the Salary Savings Contributions of any Highly Compensated Employee to the extent; it determines is necessary or desirable to meet the requirements of Section 9.05. Any such characterization or re-characterization made voluntarily by a Participant shall, and any such re-characterization imposed by the Committee shall if practicable, be made not later than two and one-half months after the end of the Plan Year in which the original Salary Savings Contributions were made; and shall in all events be made by the end of the Plan Year following the Plan Year in which the original Salary Savings Contributions were made. Notwithstanding the voluntary characterization or recharacterization made by a Participant who; is a Highly Compensated Employee, the Committee, to the extent it determines; is necessary or desirable to meet the requirements of
Section 9.05, may in its discretion reduce the level of Voluntary Contributions by, or terminate the Voluntary Contributions election of, any Highly Compensated Employee, or return such Voluntary Contributions to such Highly Compensated Employee as provided in
Section 9.05. In no event shall the Voluntary Contributions by a Participant to all qualified plans of any Affiliate for all years of participation exceed ten percent (10%) of the Participant's aggregate Compensation for all years since becoming a Participant. Except as provided by this Section 4.03, Voluntary Contributions may not be made under this Plan on or after July 1, 1993; but any Voluntary Contributions previously made under the Former Profit-Sharing Plan or Former ESOP shall (together with any Voluntary Contributions thereafter made under this Section 4.03) be credited to and held in the Participant's Voluntary Contributions Account maintained pursuant to the provisions of this Plan.

     4.04 Rollover Contributions. An Employee who meets the requirements of Sections 3.01(a) and (b) above (but whether or not an Entry Date has yet occurred) may make Rollover Contributions to the Plan. Each Employee's Rollover Contribution shall be immediately allocated to his or her Rollover Account. The balance in a Rollover Account shall be nonforfeitable. Prior to accepting such Rollover Contribution the Committee may in accordance with its procedures for Rollover Contributions require such evidence or assurance as it deems desirable from the Participant, or from the administrator of the other plan involved, that such contribution results from an Eligible Rollover Distribution and qualifies as a Rollover Contribution. However, the acceptance of any Rollover Contribution by the Trustee shall not in any manner guarantee the effect under any tax laws of such deposit.

     4.05 Condition on Employer Contributions. Unless an Employer's or the Board's; instrument making or authorizing a particular contribution expressly provides to the contrary, all Employer contributions to this Plan are hereby expressly conditioned on the deductibility of such contributions for federal income tax purposes under Section 404 of the Code, and notwithstanding any provision of the Plan to the contrary shall not exceed the maximum amount so deductible.

     4.06 Time of Contributions. The Employer shall pay Salary Savings Contributions and Voluntary Contributions made by or on behalf of a Participant to the Trustee as soon as practicable, and in any event within 90 days after the date such amounts would have been paid as Compensation to the Participant if the Participant had not elected to have such Salary Savings Contributions or Voluntary Contributions made on his or her behalf. The Employer shall pay Matching Contributions, ESOP Contributions and Profit-Sharing Contributions to the Trustee by the due date for filing the Employer's federal income tax return for the taxable year to which they relate. For purposes of allocations required under this Plan, all contributions shall be considered a part of the Fund as of the Plan Year to which they relate.

     4.07 Form of Contributions. Rollover Contributions may be made in cash, or in such property as may have been distributed in the Eligible Rollover Distribution to the extent such property is acceptable to the Trustee in its discretion to receive for purposes of this Plan, or in a combination thereof. ESOP Contributions may in the discretion of the Board be made in Company Stock (whether authorized and previously unissued or previously issued and reacquired), or in cash, or in a combination thereof; except that the ESOP contribution shall be made in cash to the extent of the portion of the ESOP Contribution required under Section 5.05 of the Plan to enable the Trustee to make payment of debt service on any Exempt Loan. All other contributions shall be made in cash. All property received by the Trustee as a contribution to the Fund shall be received at its fair market value on the date of receipt.


                               ARTICLE V

                               Accounts

     5.01 Accounts of Participants. The Committee shall maintain, or cause the Trustee or Investment Manager to maintain, bookkeeping
Accounts for each Participant showing respectively each Participant's interest in the Fund, if any, attributable to:

          (i)    Salary Savings and Matching Contributions,
          (ii)   ESOP Contributions,
          (iii)  Profit-Sharing Contributions,
          (iv)   Voluntary Contributions, and
          (v)    Rollover Contributions.

and the Net Gain or Net Loss attributable thereto. Except as provided in Section 9.05 (relating to excess Matching Contributions and excess

Voluntary Contributions), Section 8.01 (relating to Plan loans in default), and Section 14.11 (relating to unclaimed payments), the Salary Savings Account, Voluntary Contribution Account, and Rollover Account of a Participant shall be fully vested and nonforfeitable.
The ESOP Account and Profit-Sharing Account of a Participant shall become vested and nonforfeitable in accordance with Section 7.03. The Committee shall maintain, or cause the Trustee or Investment Manager to maintain, subaccounts within each such Account reflecting the investment of each such Account in the Investment Funds maintained under Section 11.04, and to reflect the portion (if any) of a Participant's Salary Savings Account that is attributable to ESOP Savings and Matching Contributions. In the event the Trustee acquires Company Stock with the proceeds of an Exempt Loan, such Company Stock and earnings thereon shall be added to and maintained in a Loan Suspense Account until released as provided in Section 5.06. The Trustee shall separately account for contributions made to meet the obligations of the Trust under the Exempt Loan, earnings on such contributions, and earnings on the Loan Suspense Account. The Committee or Trustee may maintain, or cause the Investment Manager to maintain, such other accounts and subaccounts as the Committee or Trustee deems necessary or desirable or as the Committee may direct.

     5.02 Allocations to Accounts. As of each Valuation Date there shall be allocated to each Account its proportionate share since the last Valuation Date of the Net Gain or Net Loss of the Investment
Funds in which it has been invested.

     5.03 Determination of Net Gain or Net Loss. For the purpose of determining the Net Gain or Net Loss of an Investment Fund as of any Valuation Date for the period since the next preceding Valuation Date, as soon as may be conveniently done, but in no event more than ninety
(90) days after the date of such Valuation Date, the Trustee shall cause a Valuation to be made of the assets of such Investment Fund as of such Valuation Date based on the then fair market values as of such Valuation Date. The Net Gain or Net Loss of the Investment Fund for such period shall be the amount by which the total net value of all such assets determined as of such Valuation Date, reduced by any transfers thereto after the last Valuation Date and by any contributions to be allocated thereto as of the next or current Annual Valuation Date, shall exceed or fall short of the total of all Accounts invested in such Investment Fund on the last Valuation Date, reduced by the total of any transfers or distributions therefrom and increased by any transfers or contributions thereto since that last Valuation Date.

     5.04 Allocation of Net Gain or Net Loss. The Net Gain or Net Loss of each Investment Fund shall be allocated among the Accounts of all Participants invested therein in the same ratio that the balance in each such Account, reduced by transfers or distributions therefrom since that last Valuation Date and increased by one-half (or such other portion as the Trustee may determine and apply in a uniform and nondiscriminatory manner to give appropriate effect, to the extent administratively feasible, to the length of time such contributions have been held in the Fund) of the contributions and transfers actually made thereto since such last Valuation Date, bears to the total amount of all balances, as so adjusted, of all such Accounts.

     5.05 Allocation of Contributions. So long as any Exempt Loan is outstanding, ESOP Contributions shall be applied to the payment of debt service on such Exempt Loan (or Loans) to the extent required (after taking into consideration dividends paid on Company Stock held in the Suspense Account pursuant to Section 7.11 and any other funds available to the Trustee for that purpose) or permitted (without prepayment penalty) under the payment schedule of such Exempt Loan (or Loans). If such ESOP Contributions are insufficient to enable the Trustee to make payments required under the payment schedule of such Exempt Loan (or Loans), there shall then be applied to the payment of required debt service on such Exempt Loan (or Loans), in order until exhausted:

          (i)  Matching Contributions, and then

          (ii) Salary Savings Contributions.

Stock released from the Suspense Account as a result of such Exempt Loan repayment shall be allocated to Accounts in accordance with
Section 5.07. Salary Savings Contributions and associated Matching Contributions (other than ESOP Savings and Matching Contributions) shall be allocated directly to the Salary Savings Accounts of Participants making the Salary Savings Contributions. Voluntary Contributions and Rollover Contributions shall be allocated directly to the respective Accounts of Participants making such contributions. Profit Sharing Contributions, ESOP Contributions not applied to the payment on an Exempt Loan, and Forfeitures becoming available for reallocation under Section 7.04 shall be allocated to the Accounts of Participants employed by an Employer on the last day of the Plan Year who have completed at least 1,000 Hours of Service during such Plan Year, and to the Accounts of Participants who have terminated Employment during the Plan Year as a result of death, Permanent Disability or after attaining of Normal Retirement Age regardless of the number of hours worked, in proportion to each eligible Participant's Compensation earned during the Plan Year while a Participant in the Plan.

     5.06 Loan Suspense Account. In the event the Trustee purchases Company Stock with the proceeds of an Exempt Loan, such Company Stock will be held initially in a Loan Suspense Account. For each Plan Year during the term of the Exempt Loan, Company Stock released from the Loan Suspense Account shall equal the Company Stock (including stock dividends in Company Stock thereon) held in the Loan Suspense Account immediately before such release multiplied by a fraction, the numerator of which is the amount of principal paid on the Exempt Loan for the current year, and the denominator of which is the sum of the numerator plus the amount of principal to be paid for all future years; provided, however, that if the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is less rapid at any time than level annual payments of such amounts for ten years, or provides for interest to be included in any payment that would not be deemed interest under standard loan amortization tables, or by reason of renewal, extension or refinancing has an expected total (past and future) term exceeding ten years, the release fraction for any Plan Year will be determined on the basis of combined principal and interest payments (applying, in the case of a variable interest rate, the rate applicable as of the end of the Plan Year) in accordance with regulations under Section 4975(d)(3) and (e)(7) of the Code.

     5.07 Allocation of Company Stock Released from the Loan Suspense Account. Company Stock released from the Loan Suspense Account under
Section 5.06 shall first be allocated to Participants who have made Salary Savings Contributions with respect to a Plan Year to the extent such contributions and associated Employer Matching Contributions are ESOP Savings and Matching Contributions until the market value of the shares so allocated is equal to such Participant's ESOP Savings and Matching Contributions. The balance of shares released with respect to such Plan Year shall be allocated to Participants employed by the Employer on the last day of the Plan Year who have completed at least 1,000 Hours of Service during such Plan Year and to Participants who have terminated employment during the Plan Year as a result of death, Disability or attainment of Normal Retirement Age regardless of the number of hours worked, in proportion to each eligible Participant's Compensation earned during the Plan Year while a Participant in the Plan.

     5.08 Participant Statements. Upon completing the allocations described above, the Committee shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last Valuation Date and the fair market value of his or her Accounts as of the current Valuation Date.

     5.09 Valuation by the Trustee Conclusive. In all matters, the determination of the net value of the assets of the Fund made by the Trustee shall be conclusive; provided, however, that the valuation of any Company Stock held in the Fund that is first acquired by the Trust on or after January 1, 1987 and is not at the relevant time readily tradeable on an established securities market shall, for purposes of all activities of the Plan, determined by an independent appraiser meeting the requirements of Section 401(a)(28)(c) of the Code.

     5.10 Errors in Valuation. Upon the discovery of any error or miscalculation in the valuation of an Account, the Trustee shall correct the same insofar as, in the Trustee's discretion, the correction is feasible, and any gain or loss resulting therefrom shall be treated as income or expense to be credited or charged to the Fund in the year in which such correction is made, and any correction so made shall not otherwise change the value of any other Participant's Account as such value was determined at the time such error or miscalculation was made.


                              ARTICLE VI

                             Company Stock

     6.01 Investment in Company Stock. ESOP Contributions and ESOP Savings and Matching Contributions as determined under Section 5.05, all earnings on the Loan Suspense Account, and any other cash received by the Trust in the Company Stock Fund, other than cash borrowed specifically for the purchase of Company Stock by the Trust, will first be used to the extent required or permitted (without prepayment penalty) to pay debt service on any Exempt Loan or other outstanding obligations of the Trust. The Trustee shall use any excess to buy Company Stock available either from holders of outstanding stock or newly issued stock from the Company. However, such purchases of Company Stock will only be made at a price, or at prices, which in the judgment of the Trustees, or when required by Section 5.09 of an independent appraiser, do not exceed the fair market value for such shares of Company Stock. So long as no current obligations of the Trust are outstanding and unpaid and in the event the Trustee shall for any reason determine that Company Stock is not available for purchase, or shall determine to hold cash in the Company Stock Fund of the Trust pending the making of loans, transfers or cash distributions or paying the expenses of the administering the Plan and the Trust, the Trustee may invest such funds within the Company Stock Fund in savings accounts, bank certificates of deposit, securities, bonds, or other investments deemed by the Trustee to be desirable for the Trust, or such funds may be held temporarily in cash.

     6.02 Voting Company Stock. All Company Stock in the Loan Suspense Account shall be voted by the Trustee in such manner (which may be an abstention) as it in its sole discretion deems to be in the best interests of Participants and their Beneficiaries. The vote of Company Stock allocated to the Accounts of Participants on the record date for such vote shall be passed through to the Participant (or Beneficiary) to whose Account the Company Stock is allocated. To this end, in the event the Trustee is notified by proxy solicitation or otherwise of any matter to be brought before a meeting of stockholders of the Company, the Trustee shall advise, or cause the Company to advise, each Participant (or Beneficiary) in writing of such matter and request instructions from each such Participant (or Beneficiary) on how the Company Stock allocated to his or her Company Stock Account is to be voted. Such instructions may include an instruction to abstain. All voting Company Stock as to which instructions have been requested and received shall be voted in accordance with such instructions. voting Company Stock as to which no instructions have been received shall not be voted.

     6.03 Contingent Put Option to Sell Company Stock. If at any time Company Stock is neither listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 ("Listed"), nor quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934 ("Quoted"), each Participant or his or her Beneficiary, or his or her legal representatives, heirs or legatees in case of the death of such Participant or Beneficiary (hereinafter called "Selling Stockholder"), shall have the option (hereinafter called the "Put Option") to require the Company to buy the shares of Company Stock distributed to him or her from the Trust on the terms and conditions set forth in this Section 6.03:

          (a) Term. The initial term during which the Put Option may be exercised shall begin on the date such shares of Company Stock are distributed and end on the 60th day thereafter. If the Put Option is not exercised within that initial term, the Put Option may again be exercised during a second term which shall begin on the date the distributee receives notice of the revaluation prescribed by subsection (b) below and end on the 60th day thereafter. If the Put Option is not exercised during that second term, it shall wholly and completely terminate.

          (b) Revaluation. Following the valuation of the Company Stock on the Annual Valuation Date as of the last day of the Plan Year in which the initial term prescribed by subsection (a) expired, the Trustees shall notify each distributee who received Company Stock in such distribution but did not exercise the Put Option during the initial term of the value of Company Stock as determined on such Annual Valuation Date.

          (c) Purchase Price. The purchase price for the Company Stock shall be its value determined pursuant to Section 5.09 as of the last Valuation Date preceding the exercise of the Put
     Option.

          (d) Manner of Exercise. The Selling Stockholder shall exercise the Put Option by giving notice (i) in writing, and (ii) mailed by prepaid registered or certified mail to the Company and shall contain (A) the name of the Selling Stockholder exercising the Put Option and his or her address, and (B) the number of shares being offered for sale.

          (e) Repurchase by Trust or Company. Immediately upon receipt of such notice of exercise, the Company shall advise the Trustee of such notice and the Trustee may purchase all or a portion of the Company Stock. In the event that not all of the shares offered are accepted by the Trustee, the balance of the shares shall be sold to the Company.

          (f) Payment. The purchase price will be paid by delivering to the Selling Stockholder a promissory note of the purchaser providing for payment in substantially equal annual installments over a period of five (5) years with adequate security and interest at a reasonable rate, provided, however, that the purchaser may prepay such note at any time without penalty.

          (g) Place and Time of Closing. The sale of Company Stock shall be closed at the office of the purchaser at a time during ordinary business hours fixed by the Selling Stockholder not more than thirty (30) days after the date on which the notice of exercise is served.

          (h) Delivery of Stock and Closing Documents. Upon the closing of a sale the Selling Stockholder shall deliver to the purchaser in exchange for payment by the purchaser the certificates of stock being sold, endorsed for transfer, and bearing any necessary documentary stamps and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidence of the title of the Selling Stockholder as may be reasonably required by counsel for the purchaser.

The Put Option provided by this Section 6.03 shall lapse in the event such Company stock becomes Listed or Quoted; provided, however, that the Put Option shall not lapse so long as the Company Stock may continue to be subject to any restriction under any Federal or state securities law, any regulation thereunder, or any other agreement, which would make such Company Stock not as freely tradeable as stock not subject to such restriction.

     6.04 Exempt Loans. The Trustee may, but need not, enter into an Exempt Loan. Any Exempt Loan to the Trust shall be subject to the following conditions:

          (i) the rate of interest charged to the Trust must be reasonable;

          (ii) any collateral pledged to the creditor by the Trust shall consist only of Company Stock purchased with the proceeds of such Exempt Loan (or with the proceeds of a prior Exempt Loan repaid with the proceeds of such current Exempt Loan) and earnings thereon, if any;

          (iii) the creditor shall have no recourse against the Trust except as to such pledged Company Stock held in the Loan Suspense Account and to earnings thereon, if any;

          (iv) repayment of the Exempt Loan may be made only from Employer contributions (including ESOP Contributions and ESOP Savings and Matching Contributions) made to enable the Trustee to repay the Exempt Loan, earnings on Company Stock acquired with the proceeds of the Loan and held in the Loan Suspense Account, and from other dividends on Company Stock to the extent permitted by ERISA or the Code;

          (v) in the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default; and if the lender is a disqualified person (within the meaning of Section 4975(e)(2) of the Code) the Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the repayment schedule of the Exempt Loan;

          (vi) except as provided by Section 6.03 or as otherwise required by applicable law, no security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement, while held by and when distributed from the Exempt Loan has been repaid or Plan, whether or not the Plan Is then a leveraged employee stock ownership plan; and

          (vii) upon the payment of any portion of the balance due on the Exempt Loan, Company Stock originally pledged as collateral for such portion shall be released from the Loan Suspense Account in accordance with Section 5.06.


                              ARTICLE VII

                             Distributions

     7.01 Distributions upon Termination of Employment. Each Participant whose Employment is terminated shall be entitled to a distribution of (i) all of his or her Rollover Account; (ii) all of his or her Salary Savings Account, (iii) all of his or her Voluntary Contribution Account and (iv) that portion (which may be all) of his or her ESOP Account and Profit Sharing Account determined in accordance with Section 7.02 and 7.03 hereof. Account balances will be valued for this purpose as of the last Valuation Date preceding actual distribution (reduced by any earlier distributions since the last Valuation Date) and will be payable in accordance with the provisions of this Article.

     7.02 Termination by Death. Retirement or Disability. If a Participant's Employment terminates on or after his or her Normal Retirement Date, or by reason of his or her Permanent Disability or death, the Participant (or his or her Beneficiary, as the case may be) shall be entitled to a distribution of the entire balance in his or her ESOP Account and Profit Sharing Account.

     7.03 Termination by Resignation or Dismissal. If a Participant's Employment terminates before his or her Normal Retirement Date for a reason other than his or her Permanent Disability or death, such Participant shall be entitled to a distribution of the applicable percentage of his or her ESOP Account and Profit Sharing Account based upon his or her completed Years of Service (whether or not consecutive) on the date his or her Employment terminates:

          Completed Years          Vested Percentage
          of Service               of Accrued Benefit

          Less than five                       0%
          Five or more                       100%

provided, however, that the Vested Percentage in his or her Profit Sharing Account of a Participant with three or more completed years of Vesting Service as of December 31, 1990 shall, after the Participant completes four years of Vesting Service, be not less than 40%; and the Vested Percentage in his or her ESOP Account of a Participant with three or more completed years of Vesting Service as of June 30, 1993, shall be not less than 100%.

     7.04 Treatment of Forfeitures. That part of such Participant's ESOP Account and Profit Sharing Account which is not distributable as provided in Section 7.03 hereof shall be a Forfeiture as of the date such termination of Employment occurs and shall be held in a separate Forfeiture Account that shall not share in Net Gain and Net Loss. If a Participant who has incurred a Forfeiture is re-employed by the Company or an Affiliate before incurring an Extended Break in Service and repays to the Plan (without interest) before incurring a subsequent Extended Break in service the amount (if any) distributed to him or her upon such prior termination of Employment, such Forfeiture shall be reinstated to his or her Employer Contribution Account. If a Participant who has incurred a Forfeiture is not so re-employed before incurring an Extended Break in Service, such Forfeiture shall be permanent and the Forfeiture Account relating to such Participant shall be reallocated as a part of the Employer contributions as set forth in Section 5.05 for the Plan Year in which such Forfeiture became permanent.

     7.05 Re-Employment of Participants Returning Before an Extended Break in Service. In the case of a partially vested Participant whose Employment is terminated and who received a distribution from the Plan but who is re-employed by the Company or an Affiliate prior to incurring an Extended Break in Service, the amount of such Participant's then current Profit Sharing and ESOP Contribution Account balance which is nonforfeitable shall thereafter be computed as follows:

     Step 1.   Add the amount of any distribution from his or her
Employer Contribution Account made to such Participant as a result of his or her termination of Employment to the then current balance in his or her Account.

     Step 2.   Multiply such Step 1 sum by the applicable
nonforfeitable percentage as set forth in Section 6.03.

     Step 3.   Subtract the amount of the prior distribution from such
Step 2 product.

     7.06. Manner of Distribution. Any amounts to which a Participant whose Employment terminates is entitled hereunder shall be distributed to him or her in one or more lump sums representing the full amount distributable at the time of such distribution, unless:

          (i) on the date of a Participant's termination of Employment the amount distributable from his or her Accounts exceeds $3,500, and

          (ii) the Participant elects, with the consent of his or her spouse in the manner (but subject to the exceptions) specified in
     Section 7.10 if the Participant is married, by written notice to the Committee in a form acceptable to the Committee before the date on which distribution would otherwise be made under Section 7.07, to receive distribution of his or her Profit-Sharing Account in the form of installments;

in which event distribution of his or her Profit-Sharing Account shall be made in substantially equal installments payable not less often than annually over a period not exceeding the joint life expectancy of the Participant and his or her designated Beneficiary.

     If distribution Is made in installments, the minimum distribution to be made each year will be an amount equal to the quotient obtained by dividing the distributable balance of the Participant's Profit-Sharing Account at the beginning of the Plan Year in which payments begin by the period selected. Life expectancies for this purpose shall be computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations. For purposes of this computation, the life expectancy of a Participant, and of the Participant's spouse if he or she is the Participant's Beneficiary, shall be recalculated annually. However, the life expectancy of a non-spouse Beneficiary shall not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assume that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

     7.07 Timing of Distribution. Distribution will be made or begin as soon as practicable after the first Valuation Date following the later of (i) the date the Participant's Employment terminates, or (ii) the date the Committee receives from the Participant a written request for immediate distribution in form and substance satisfactory to the Committee; unless one or both of such requirements is eliminated and the distribution date is specified by one of the following rules:

          (a) Death. If a Participant has died, whether during his or her employment or after his or her employment has terminated, no written request for immediate distribution shall be required and distribution shall be made as soon as practicable after the Valuation Date that next follows the Participant's death.

          (b)  Age 65.   If a Participant has attained age 65, whether
     during his or her Employment or after his or her Employment has terminated, no written request for immediate distribution shall be required and distribution shall be made as soon as practicable after the Valuation Date that next follows the later of the date the Participant attained age 65 or the date the Participant's Employment terminates.

          (c)  $3,500.   If upon a Participant's termination of
     Employment the amount distributable does not exceed (and has never exceeded) $3,500, no written request for immediate distribution shall be required and distribution shall be made as soon as practicable after the Valuation Date that next follows the Participant's termination of Employment.

          (d) Age 70-1/2. If a Participant who attains age 70 on or after July 1, 1987, or who is a 5% owner of any Affiliate, has not terminated Employment before the last Valuation Date in the calendar year in which he or she attains age 70-1/2, then neither a written request for immediate distribution nor termination of Employment shall be required. In such event distribution shall be made in all events by April 1 of the calendar year following the calendar year in which he or she attained age 70-1/2, based on the balance of the Participant's Accounts as of the last Valuation Date in the calendar year in which he or she attained age 70-1/2. Amounts credited to such Participant's Accounts in any later calendar year by reason of continuing Employment and participation in the Plan shall similarly be distributed by April 1 of the following calendar year, based upon the balance of the Participant's Accounts as of the last Valuation Date in the preceding calendar year.

          (e) Par Investment Funds. If, upon a Participant's termination of Employment, his or her Accounts are invested exclusively in either or both of the Company Stock Fund and the money market fund, the Participant (or his or her Beneficiary if the Participant has died) may elect, by written request in form and substance satisfactory to the Committee, to receive an immediate distribution of his or her Accounts valued as of the last Valuation Date before the Committee receives his or her request (without adjustment for later interest, gains or losses); and distribution shall be made as soon as practicable thereafter.

Distribution of benefits shall not be delayed without a Participant's consent (which, however, shall be deemed given by the Participant's failure to submit a written request for immediate distribution pursuant to this Section 7.07) beyond 60 days after the end of the Plan Year in which occurs the latest of the date the Participant attains age 65, the date the Participant's employment terminates, or the tenth anniversary of the date the Participant became a Participant in this Plan. Distributions under this Plan shall be made in accordance with the provisions of Section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of those regulations.

     7.08 Mode of Distribution. Distributions of Accounts to the extent invested in the Company Stock Fund immediately before distribution shall be in full shares of Company Stock and negotiable check or other cash equivalent in lieu of fractional shares, and distribution of the balance of a Participant's Accounts shall be payable by negotiable check or other cash equivalent; provided, however, that if:

          (i) a Qualified Participant (as defined in Section 7.09) has requested distribution pursuant to Section 7.09 and the Qualified Participant has requested distribution in the form of cash; or

          (ii) the Company Stock is not publicly traded, and the Participant has requested distribution in the form of cash; or

          (iii) the charter or bylaws of the issuer of such Company Stock restrict the ownership of substantially all outstanding stock of such issuer to Employees or to a trust described in
     Section 401(a) of the Code;

all (but not less than all) of his or her distribution shall be made in the form of negotiable check or other cash equivalent. To obtain cash for any such distribution the Trustee shall dispose of the Company Stock in the Participant's Accounts for cash in such manner (which may be a sale ratably to the Accounts of all other Participants or a sale to the Company or other Employer) as the Trustee in its sole discretion shall determine. In the event of any such purchase or sale among Participants' Accounts, the price shall be the most recent value of such Company Stock determined pursuant to Section 5.09. In the event of any such purchase or sale between the Trustee and the Company, the price shall be the more favorable to the Trustee of (i) the most recent value of such Company Stock determined pursuant to
Section 5.09, or (ii) the fair market value of such Company Stock on the date of such purchase or sale. Nothing in this Section 7.08 shall be construed to require the Company or any Employer to purchase or sell Company Stock without its consent at the demand of the Trustee.

     7.09 Distributions to Qualified Participants. A Qualified Participant (defined below) may, within 90 days after the close of each Plan Year in his or her Qualified Election Period (defined below), direct by written election in form and substance satisfactory to the Committee that the Subject Portion (defined below) be distributed to him or her in cash within the 90 day period after such election is filed with the Committee. For purposes of this Section:

          (a) "Qualified Participant" means a Participant who has attained age 55 and has completed 10 years of participation in this Plan.

          (b) "Qualified Election Period" means the six Plan Year period beginning with the later of the Plan Year during which a Participant first becomes a Qualified Participant or the first Plan Year beginning after December 31, 1986.

          (c) "Subject Portion" of a Qualified Participant's Accounts for any Plan Year means 25% of the balance in the Qualified Participant's Accounts as of the last day of the preceding Plan Year, to the extent such Accounts are invested in Company Stock acquired on or after January 1, 1987 (and to the extent such amount exceeds the amount to which a prior election under this Section applied); provided, however, that for the last Plan Year with respect to which a Qualified Participant is entitled to a distribution under this Section, 50% shall be substituted for 25% above.

     7.10 In-Service Withdrawals. A Participant may withdraw all or any part of the fair market value of his or her Voluntary Contributions Account or Rollover Account upon written request to the Committee. After attaining age 59-1/2 any Participant may withdraw all or any part of his or her Salary Savings Account, ESOP Account or Profit-Sharing Account without separation from service. Any such distributions shall be made in accordance with Section 7.08 hereof and shall not be eligible for redeposit to the Fund. A withdrawal under this Section shall not prohibit such Participant from sharing in any future Employer contributions he or she would otherwise be eligible to share in.

     7.11 Dividend Pass Through. Cash dividends paid on shares of Company Stock allocated to the ESOP Accounts of Participants shall be distributed to Participants not later than 90 days following the close of the Plan Year. Cash dividends paid on shares of Company Stock held in the Suspense Account shall first be used to repay any Exempt Loan incurred to purchase the Company Stock on which such dividends were paid and any remaining cash dividends shall be allocated to Participants in proportion to their account balance attributable to

ESOP Contributions and shall be distributed to such Participants not later than 90 days following the close of the Plan Year. Cash dividends on all other Company Stock shall be held in the relevant Account and reinvested pursuant to Section 6.01.

     7.12 Direct Rollover Option: Notwithstanding any other provision of this Plan to the contrary that would otherwise limit a distributee's elections under this Section 7.12, a distributee may elect, in writing. at a time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an eligible retirement plan, specified by the distributee, which will accept such rollover, in a direct rollover. For purposes of the direct rollover option:

          (a) an "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution; however, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is only an individual retirement account or an individual retirement annuity;

          (b) A "distributee" is any Participant; and a Participant's Beneficiary who is his or her a surviving spouse, and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with respect to the interest of the spouse or former spouse; and

          (c) a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     7.13 Designation of Beneficiary. If, prior to receiving all the distributions to which he or she is entitled, a Participant dies, the remainder thereof shall be paid to such person, persons or organizations, and in such proportions as may be designated by an instrument in writing, and in a form acceptable to the Committee, executed by such Participant and filed with the Committee during his or her lifetime. The Participant (with the consent of his or her spouse. where applicable) may revoke or modify such designation from time to time by filing a new designation of Beneficiary in like manner). No such designation of a Beneficiary shall be effective in the case of a Participant who is survived by his or her spouse unless:

          (a) the Participant's sole primary designated Beneficiary is the Participant's surviving spouse, or

          (b) the Participant's designation of another individual or individuals as Beneficiary or Beneficiaries has been consented to in writing by the Participant's surviving spouse, and such consent acknowledges the effect of the designation and is notarized, or

          (c) the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because his or her spouse cannot be located, or because of such other acceptable circumstances as the Secretary of the Treasury may by regulations prescribe.

The consent of a spouse given respecting another Beneficiary shall apply only if that spouse is the surviving spouse, but shall be irrevocable unless and until the Participant revokes a modifies his or her designation of Beneficiary. If no such designation is effective, or if no designated Beneficiary is then living, then the remaining distributions shall be paid to the Participant's spouse, or, if the Participant has no surviving spouse, to the estate of such Participant.

     7.14 Distributions Pursuant a Domestic Relations Order. Distribution shall be made from the Plan to an alternate payee pursuant to a domestic relations order if, but only if, the Plan Administrator determines the order to be a "qualified domestic relations order" as such term is defined under Section 206(d) of ERISA and Section 414(p) of the Code. Upon receipt of a domestic relations order, the Plan Administrator shall promptly notify any Participant and alternative payee named in a domestic relations order of the receipt of such order and the procedures of this Section 7.14 for determining the qualified status of domestic relations orders. An alternate payee shall be permitted to designate a representative to receive copies of notices that are sent to the alternate payee with respect to a domestic relations order. Within a reasonable period alter receipt of a domestic relations order, the Plan Administrator shall determine whether such order is a qualified domestic relations order as such term is defined under Section 206(d) of ERISA and
Section 414(p) of the Code. In making such a determination, the Plan Administrator may consult outside counsel and may request additional information from the Participant and alternate payee with regard to the subject domestic relations order. Under no circumstances shall an order be determined to be a qualified domestic relations order if it calls for payments to be made to an alternate payee before the earliest date for such payments specified in ERISA as the Code.
During any period in which benefits appearing to be subject to a domestic relations order are or become payable to a Participant while the issue of whether the order constitutes a qualified domestic relations order is being determined, the Plan Administrator shall segregate the amounts which would have been payable to the alternate payee during such period in the manner specified by Section 206(d) of ERISA and Section 414(p) of the Code.

     If the Plan Administrator is able to make a preliminary determination that a domestic relations order is a qualified domestic relations order, it shall notify any Participant and alternate payee named in the domestic relations order of its preliminary decision that such order constitutes a qualified domestic relations order and shall require such Participant and alternate payee to confirm in writing the Plan Administrator's interpretation of the impact of the domestic relations order on the Plan and distributions under the Plan. Upon receipt of such executed confirmation by the Plan Administrator, the Plan Administrator's preliminary determination shall become final, and the Plan shall make distributions to any alternate payee named in a qualified domestic relations order pursuant to the terms of such order and in the manner specified by Section 206(d) of ERISA and Section 414(p) of the Code. If the Plan Administrator determines that a domestic relations order Is not a qualified domestic relations order, it shall notify any Participant and alternate payee named in the domestic relations order of such decision.


                             ARTICLE VIII

                                 Loans

     8.01 Loan Program. A Participant may borrow against the vested balance of his or her Salary Savings Account under the Plan in accordance with a loan program maintained under procedures (the "Loan Procedures") adopted by the Committee, which the Committee may amend or modify in its discretion from time to time, subject to the specific terms of this Article VIII and any other applicable provisions of this Plan. The Loan Procedures may provide for application forms, permitted purposes for a loan, repayment procedures, interest, security, the occurrence and consequences of a default, and such other terms and procedures as the Committee deems desirable. Nothing in Sections 5.01, 7.01, 13.03 or 13.04 of the Plan (relating to vesting), or in Section
14.04 of the Plan (relating to alienation of benefits) shall preclude such Loan Procedures from requiring the pledge of a Participant's Accounts as security for a loan, providing for the foreclosure of such security interest upon default under a Loan, or providing for the discharge of such loan by payment out of a Participant's Accounts upon default or otherwise.

     8.02 Amounts of Loans. The aggregate amount of all loans from the Fund and any other qualified employer plans (as defined in Section 72(p)(4) of the Code) maintained by the Company or any Affiliate to a Participant shall in no event exceed the least of:

          (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans from such plans to such Participant during the one (1) year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans from the plan on the date on which the loan was made; or

          (b) fifty percent (50%) of the balance of the Participant's Salary Savings Account.

     8.03 Effect on Account Balances. Any funds loaned to a Participant shall be investment of the Investment Fund to which such loan is attributed with principal and interest paid by a Participant on his or her loan credited to such Investment Fund in the same manner as for any other investment.


                              ARTICLE IX

                        Limits on Contributions

     9.01 Special Definitions.  For purposes of this Article IX (and
Article X), the following terms shall have the following respective meanings:

          (a) "Aggregate Compensation" means the entire wages, salary, and other amounts actually paid by all Affiliates to an Employee for the relevant period for personal services actually rendered in the course of employment; including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses; provided, however, that Aggregate Compensation does not include:

               (i) Affiliate contributions to or distributions from this Plan or any other pension, profit sharing, thrift or other plan of deferred compensation (other than amounts the Employee received and included in his or her gross income under the Code pursuant to an unfunded nonqualified plan not entitled to any special tax benefits);

               (ii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option;

               (iii)  Amounts realized from the exercise of a
          nonqualified stock option and income arising at any time other than the time of transfer attributable to the transfer of property in connection with the performance of services; and

               (iv)  Other amounts which receive special tax benefits.

          Solely for the purposes of determining whether an Employee of an Affiliate is a Highly Compensated Employee, for determining an eligible Employee's Average Deferral Percentage and Average

     Contribution Percentage, and for determining the amount contributed on behalf of a key Employee in computing top heavy minimum benefits under Section 10.03 such Employee's Aggregate Compensation shall be increased by such employee's Salary Savings Contributions and all other before-tax contributions made on behalf of such Employee pursuant to any qualified cash or deferred arrangement which is part of any other defined contribution plan maintained by an Affiliate, and by amounts deferred by such Employee under any cafeteria plan maintained by an Affiliate which are excludable from such Employee's taxable income under Section 125 of the Code for such Plan Year.

          An Employee's Aggregate Compensation in excess of $200,000 (as adjusted from time to time for cost of living increases pursuant to Section 401(a)(17) of the Code) shall be disregarded to the extent required by Section 401(a)(17) of the Code. For purposes of applying this $200,000 limitation, the Aggregate Compensation of a Participant who is a 5% owner of an Affiliate or a member of the group consisting of the 10 Highly Compensated Employees paid the greatest compensation (as defined under Section 414(q)(7) of the Code) during the Plan Year shall be combined with the Aggregate Compensation (if any) for such period of the Participant's spouse and all lineal descendants of such Participant who have not attained at least age 19 before the close of the Plan Year.

          (b) "Annual Addition" means the sum, for any Participant, of:

               (i) the Employer contributions under this Plan and Affiliate contributions under any other defined contribution plans on behalf of a Participant for the Limitation Year;

               (ii) Forfeitures allocated to a Participant under any defined contribution plans maintained by Affiliates for the Limitation Year;

               (iii) the Participant's after-tax contributions to any defined contribution plans maintained by Affiliates for the Limitation Year;

               (iv) any amounts allocated to an individual medical account, as defined in Section 415 of the Code, that is part of a defined benefit plan maintained by an Affiliate; and

               (V) any amounts attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by an Affiliate;

     For purposes of this Plan, Annual Additions under (i) above shall be determined, in the event Employer contributions are made hereunder to enable the Trustee to repay an Exempt Loan, as if such contributions were directly allocated to a Participant's Account in cash and not on the basis of the value of the stock released from the Suspense Account and actually allocated to his or her Account.

     Notwithstanding (i) and (ii) above, in any Limitation Year in which no more than one-third of Employer contributions are allocated to Highly Compensated Employees, Annual Additions shall not include Contributions or ESOP Savings and Matching Contributions applied to the repayment of interest on an Exempt Loan, deductible for the Limitation Year under Section 404(a)(9) of the Code, and charged against the Participant's Account.

     Annual Additions shall be determined for any Participant by treating as one plan all defined contributions plans maintained by any Affiliate in which he or she participates.

     (c) "Annual Benefit" means the annual benefit payable to a Participant in the form of a straight life annuity (figured as if such straight life annuity commenced on the date he or she attains age 55 if such benefit actually commences prior to such time) which is the actuarial equivalent of the Affiliate-contributed benefit payable on account of such Participant's participation in any qualified defined benefit pension plan maintained by the Company or any Affiliate, (considered as one plan), excluding, however:

               (i) the value of qualified joint and survivor annuity provided by such plan(s) to the extent that such value exceeds the sum of (A) the value of straight life annuity beginning on the same date and (B) the value of any post-retirement death benefits which would be payable even if the annuity were not in the form of a qualified joint and survivor annuity;

               (ii) the amount of any benefits attributable to rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3) and 409(b)(3)(C) of the
          Code); and

               (iii) any ancillary benefits (such as pre-retirement death and disability benefits and post-retirement medical benefits).

     (d) "Average Contribution Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group and after the application of Sections 9.02, 9.03 and 9.05, of (i) the sum of Employer Matching Contributions and Voluntary Contributions, and, to the extent designated by the Committee and permitted pursuant to regulations under Section 401 (m)(3) of the Code, Salary Savings Contributions, if any, attributable to such Eligible Employee for such Plan Year, to (ii) the Eligible Employee's Aggregate Compensation for such Plan Year.

     (e) "Average Deferral Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group and after application of Sections 9.02 and 9.03, of (i) the sum of the Salary Reduction Contributions, if any, attributable to such Eligible Employee for the Plan Year, to (ii) the Eligible Employee's Aggregate Compensation for such Plan Year.

     (f)  "Eligible Employee" or "Eligible Highly Compensated
Employee" means an Employee or a Highly Compensated Employee who is eligible to make Salary Savings Contributions or Voluntary
Contributions under the Plan for all or a portion of the Plan Year.

     (g) "Highly Compensated Employee," when used in reference to an Employee for the current Plan Year, means an Employee who, during the preceding Plan Year:

               (i) was a 5% owner of any Affiliate, determined after applying the attribution rules of Section 318 of the Code;

               (ii) received Aggregate Compensation from all Affiliates in excess of $75,000 (as periodically adjusted pursuant to Section 414(q)(l) of the Code);

               (iii) received Aggregate Compensation from all Affiliates in excess of $50,000 (as periodically adjusted pursuant to Section 414(q)(l) of the Code) and was a member of the group consisting of the highest paid 20% of all employees of all Affiliates when ranked on the basis of Aggregate Compensation, determined after disregarding Employees who have not completed at least 6 months of service with an Affiliate, who normally complete less than 17-1/2 hours of service per week or 6 months of service with all Affiliates per Plan Year, who have not attained at least age 21, who are included in a unit of employees covered by a collective bargaining agreement (except to the extent provided in regulations) or who are nonresident aliens and receive no earned income (within the meaning of Section 911(d)(2) of the Code) from any Affiliate which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or

               (iv) was among the 50 highest paid officers of all Affiliates when ranked on the basis of annual Aggregate Compensation and having annual Aggregate Compensation (while an officer) of more than $45,000 (as periodically adjusted pursuant to Section 415(d) of the Code); provided, however, that no more than 10% of all Employees of all Affiliates shall be treated as Highly Compensated Employees pursuant to this subsection (iv).

          An Employee will also be treated as a Highly Compensated Employee if during the current Plan Year, such Employee is either
     (A) described in subsection (i) above, or (B) described in subsection (ii), (iii) or (iv) above and is a member of the group consisting of the 100 Employees paid the greatest Aggregate Compensation during such Plan Year.

     A former Employee who was a Highly Compensated Employee when he or she separated from service with all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee hereunder to the extent required by Section 414(q)(9) of the Code. Moreover, to the extent required under Section 414(q)(6) of the Code, if any individual is the spouse, lineal ascendant or descendant, or the spouse of any lineal ascendant or descendant, of either a 5% owner of any Affiliate or a member of the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Limitation Year, then (1) such individual shall not be considered a separate Employee and (2) any Compensation paid to such individual shall be treated as if it were paid to such 5% owner or Highly Compensated Employee.

          (h)  "Limitation Year" means the calendar year.

          (i) "Projected Annual Benefit" of a Participant means the Annual Benefit determined under the terms of such plan(s) on the assumption that such Participant continues employment until his or her normal retirement age under such plan(s) (or the Participant's current age, if later), that his or her covered compensation under such plan(s) continues at the same rate as in effect in the Limitation Year under consideration until the date he or she reaches such age, and that other relevant factors used to determine benefits under such plan(s) remain constant as of the current year for all future years.

     9.02 General Limitation on Annual Additions. Notwithstanding anything in this Plan to the contrary, the Annual Additions allocated to any one Participant's Accounts in any one Limitation Year shall not exceed the lesser of:

          (i) $30,000, or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code on annual benefits under defined benefit plans (as such amount may be adjusted annually by the Commissioner of Internal Revenue as of January 1 of each calendar year for limitation years ending with or within that calendar year), or

          (ii) 25% of such Participant's Aggregate Compensation from all Affiliates for such Limitation Year;

The limit on Annual Additions shall be applied for any Participant by treating as one plan all tax qualified defined contribution plans maintained by any Affiliate in which he or she participates. In the event a Participant participates in more than one tax qualified defined contribution plan of an Affiliate, Annual Additions to such other plan shall be reduced to the full extent required to comply with the foregoing limitation before any Annual Additions under this Plan are reduced.

     9.03 Combined Limitation on Annual Additions. If a Participant also participated at any time in any tax qualified defined benefit pension plan or plans maintained by an Affiliate, then before first giving any effect to any reduction in benefits under such defined benefit plan(s) to comply with Section 415 of the Code, the Annual Additions under this Plan shall be reduced so that the sum of the defined benefit fraction and the defined contribution fraction do not exceed 1.0. For purposes of this Section 9.03:

          (a) The "defined contribution fraction" for any Limitation Year means a fraction, the numerator of which is the sum of the Annual Additions for such Participant for the current Limitation Year and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and each prior Limitation Year of service with an Affiliate:

               (i) the product of 1.25 multiplied by the dollar limitation in effect for such year under Section
          415(c)(1)(A) of the Code (determined without regard to subsection (c)(6)), or

               (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such year.

          (b) The "defined benefit fraction" for any Limitation Year means a fraction, the numerator of which is the Projected Annual Benefit of the Participant under the defined benefit plan(s) (determined as of the close of the Limitation Year under the terms of the defined benefit plan(s)) and the denominator of which is the lesser of:

               (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year (determined under the terms of the defined benefit plan(s)), or

               (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant for such Limitation Year.

With respect to any Limitation Year any part of which is also a Top-Heavy Plan Year when either (A) the defined benefit plan(s) do not satisfy the minimum benefit requirements of Section 416(h)(2)(A)(ii)(I) of the Code for such Top-Heavy Limitation Year, or
(B) the Limitation Year would remain a Top-Heavy Limitation year if 90% were substituted for 60% in the definition thereof, a multiplier of 1.0 shall be substituted for each multiplier of 1.25 in subsections
(a)(i) and (b)(i) above. For purposes of this Section 9.03, the Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Voluntary Contributions as an Annual Addition. If the Plan satisfied the applicable requirements of
Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerated of the "defined contribution fraction" (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under this Section 9.03 and Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.

     9.04 Excess Annual Additions. If any Participant's Annual Additions would otherwise exceed the limitation of Section 9.02 or 9.03, then Voluntary Contributions under Section 4.03 for such Plan Year shall be returned to the Participant to the extent necessary to eliminate such excess, and any excess remaining after all such Participant's Voluntary Contributions for such Plan Year shall then be used to reduce Employer contributions (with such reduction applied in order until exhausted to (i) Profit-Sharing Contributions; (ii) ESOP Contributions; (iii) Matching Contributions; and (iv) Salary Savings Contributions) for the next Limitation Year (and succeeding Limitation Years, if necessary) for the Participant if that Participant is covered by the Plan as of the end of the next or succeeding Limitation Year. If the Participant is not covered by the Plan as of the end of such next or succeeding Limitation Year, such excess amounts shall be held unallocated in a suspense account for such Limitation Year and allocated to the corresponding Accounts of the other Participants for such Limitation Year in the same manner as Profit-Sharing Contributions and ESOP Contributions under Section 5.05 until the Annual Addition to the Accounts of each Participant reaches such maximum limitation. Any amounts which may not be allocated to the Accounts of Participants at such time because the Annual Addition to the Accounts of each such Participant has reached the limitation of
Section 9.02 or 9.03 shall be held in a suspense account within the Fund and, when permissible under such limitations, allocated, on a first-in-first-out basis, in succeeding Limitation Years to the Accounts of Participants in the manner specified above. If any Participant does not receive the full amount otherwise allocable to his or her Accounts for a Limitation Year because of the restrictions of Section 9.02 and 9.03, no other amount may be allocated for such Participant under any other defined contribution plan maintained by an Affiliate.

     9.05 Limitation on Elective Deferrals. Notwithstanding anything to the contrary in the Plan or contained in any Salary Savings Agreement made pursuant to Section 3.02 or 4.02, all Participant Salary Savings Contribution elections made with respect to any Plan Year shall be valid only to the extent that. after first applying any reduction required by Sections 9.02 and 9.03. the Average Deferral Percentage for such Plan Year of the group of Eligible Highly Compensated Employees shall bear a relationship to the Average Deferral Percentage for such Plan Year of the group of all other Eligible Employees that satisfies either of the following tests:

          (i) the Average Deferral Percentage of the group of Eligible Highly Compensated Employees is not more than the Average Deferral Percentage of the group of all other Eligible Employees multiplied by 1.25; or

          (ii) the Average Deferral Percentage of the group of Eligible Highly Compensated Employees is not more than the Average Deferral Percentage of the group of all other Eligible Employees multiplied by 2.0 and the excess of the Average Deferral Percentage of the group of Eligible Highly Compensated Employees over that of the group of all other Eligible Employees is not more than two percentage points.

     If neither of those tests is satisfied for a Plan Year, then Salary Savings Contribution elections for such Plan Year by Participants who are Highly Compensated Employees shall be reduced, to the extent necessary to satisfy one of those tests, in descending order of each such Highly Compensated Employee's individual ratio contributing to such Average Deferral Percentage (i.e., the amount described in Section 9.01(e)(i) divided by the amount described in
Section 9.01(e)(ii) with respect to each such Highly Compensated Employee) beginning with the highest such percentage. Reductions shall first be applied to the portion, if any, of a Highly Compensated Employee's Salary Savings Contribution for the Plan Year with respect to which no Employer Matching Contributions were made before being applied to the remaining Salary Savings Contributions of such Highly Compensated Employee. Salary Savings Contributions reduced under this
Section 9.04 (adjusted for earnings. gains and losses allocable thereto) shall be returned to each affected Highly Compensated Employee within two and one-half months following the close of such Plan Year. Any Employer Matching Contributions attributable to Salary Savings Contributions returned pursuant to this Section shall be paid to the affected Highly Compensated Employee at the same time as such Salary Savings Contributions are returned. Salary Savings Agreements made by all Participants who are not Highly Compensated Employees shall remain be valid and Salary Savings Contributions and Employer Matching Contributions for such Participants hereunder shall not be changed.

     9.06 Limit on Voluntary Contributions and Employer Matching Contributions. Notwithstanding anything to the contrary in the Plan or contained in any Participant election made pursuant to Section 4.03, all Participant Voluntary Contribution elections made with respect to any Plan Year shall be valid only to the extent that, after first applying any reduction required by Sections 9.02, 9.03 and 9.05, the Average Contribution Percentage for such Plan Year of the group of Eligible Highly Compensated Employees shall bear a relationship to the Average Contribution Percentage for such Plan Year of the group of all other Eligible Employees that satisfies either one of the tests set forth in Section 9.05, with the term "Average Contribution Percentage" substituted for the term "Average Deferral Percentage" wherever such latter term appears Section 9.05. If neither of those tests is satisfied for a Plan Year, then Voluntary Contribution elections for such Plan Year by Participants who are Highly Compensated Employees shall be valid only to the extent permitted by either of those tests and the Voluntary Contributions and Employer Matching Contributions of Highly Compensated Employees shall be reduced, together with any Employer contributions attributable thereto, to the extent necessary, in descending order of each such Highly Compensated Employee's ratio contributing to the Average Contribution Percentage (i.e., the amount described in Section 9.01(d)(i) divided by the amount described in
Section 9.01(d)(ii) with respect to such Highly Compensated Employee) beginning with the highest such percentage. A Highly Compensated Employee's Voluntary Contributions shall be reduced to the extent necessary before any required reduction in Employer Matching Contributions made on his or her behalf. Employee Voluntary Contributions thereby reduced (adjusted for earnings, gains and losses allocable thereto) shall be returned to each affected Highly Compensated Employee within two and one-half months after the close of such Plan Year. Employer Matching Contributions thereby reduced shall be a forfeited. Employee Voluntary Contribution elections made by all Participants who are not Highly Compensated Employees shall be valid, and Employer contributions and all other contributions for such Participants hereunder shall not be changed.

     9.07 Limitation on Multiple Use. Notwithstanding anything to the contrary in the Plan the sum of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year and the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year may not exceed the sum of:

          (i)  125% of the greater of (A) the Actual Deferral
     Percentage for the group of Eligible Employees who are not Highly Compensated Employees for the Plan Year, or (B) the Actual
     Contribution Percentage for the group of Eligible Employees for the Plan Year, and

          (ii) two percentage points plus the lesser of (A) the Actual Deferral Percentage for the group of Eligible Employees who are not Highly Compensated Employees for the Plan Year, or (B) the Actual Contribution Percentage for the group of Eligible Employees who are not Highly Compensated Employees for the Plan Year. In no event, however, shall the amount determined under this subparagraph (ii) exceed 200% of the lesser of (ii)(A) or
     (ii)(B) above.

If the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the group of eligible Highly Contribution Employees for a Plan Year exceeds such aggregate limit for the Plan Year, then the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year shall be reduced to the extent necessary in the manner described in Section
9.06 above. The test in this Section 9.07 may be modified to the extent permitted by regulations under Section 401(m)(9) of the Code.

     9.08 Aggregation of Plans.  The limitations of Sections 9.05 and
9.06 shall be applied separately to (i) ESOP Savings and Matching Contributions, and (ii) the remaining Salary Savings Contributions and Matching Contributions, to the extent required by regulations under
Section 401(k) and 401(m) of the Code. The Committee may direct that any plan maintained by an Affiliate, qualifying under Section 401(a) of the Code, and providing for salary savings contributions, voluntary employee contributions or matching contributions, be aggregated with this Plan for purposes of Sections 9.05 and 9.06; provided that the plans meet the requirements of Sections 401(a)(4) and 410(b) of the Code and (after applying any reduction required by Section 9.05 or 9.06 or comparable provisions of the aggregated plans) satisfy the tests of Section 9.05 and 9.06 on an aggregate basis; and further provided that only a plan (or portion thereof) that is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code shall be aggregated with this Plan in applying Sections 9.05 or
9.06 to ESOP Savings and Matching Contributions and such plan (or portion thereof) shall not be aggregated in applying Sections 9.05 or
9.06 to remaining Salary Savings Contributions and Matching Contributions to the extent such aggregation is forbidden by Sections 401(k) and 401(m) of the Code. In the event that any plan maintained by an Affiliate must be aggregated with this Plan for purposes of enabling such plan to meet the requirements of Section 401(a)(4) or 410 of the Code, salary deferral contributions, voluntary employee contributions and matching contributions under such other plan or plans, if any, shall be aggregated with Salary Savings Contributions, Voluntary Contributions and Matching Contributions under this Plan in applying the tests of Sections 9.05 and 9.06. Notwithstanding the absence of any such aggregation, if an Eligible Highly Compensated Employee is in fact eligible to make salary reduction contributions, voluntary employee contributions or to receive employer matching contributions under any other plan maintained by an Affiliate, such contributions shall be aggregated with Salary Reduction Contributions.

Voluntary Contributions and Employer Matching Contributions under this Plan in determining such Highly Compensated Employee's Average Contribution Percentage and Average Deferral Percentage for purposes of this Plan. In the event of any permissive or mandatory aggregation of plans under this Section 9.08. contributions under this Plan shall not be reduced and returned or otherwise applied under Sections 9.05 and 9.06 of this Plan until full effect has been given to the comparable provisions for reduction, return or other application of contributions in all other aggregated plans. Contributions of certain Highly Compensated Employees and their family relatives will be aggregated and treated as having been made by one individual to the extent provided in Sections 9.01(a) and 9.01(g).


                               ARTICLE X

                  Required Top-Heavy Plan Provisions

     10.01 Special Rules Where Plan Is Top-Heavy. Notwithstanding any other provision of this Plan to the contrary, this Article X shall apply in any Top-Heavy Plan Year.

     10.02 Special Definitions. For purposes of this Article X (and Article IX), the following terms shall have the following respective meanings:

          (a) "Accrued Benefit" when used in reference to the interest of an Employee, former Employee or Beneficiary under any defined benefit Aggregated Plan maintained by an Affiliate means the actuarial equivalent of such individual's benefit commencing at normal retirement age, and when used in reference to the interest of an Employee, former Employee or Beneficiary under this Plan or any other defined contribution Aggregated Plan maintained by an Affiliate, means the balance in the accounts maintained for such individual, increased by amounts distributed during the five-year period ending on the Determination Date; provided, however, that:

               (i) Any distribution which is still counted towards computing such individual's account balance or annual benefit commencing at normal retirement age for the purpose of determining whether the most recent Plan Year is a Top-Heavy Plan Year shall not be treated as a distribution;

               (ii) Amounts attributable to any tax deductible employee contribution shall not be taken into account;

               (iii)  Amounts attributable to any rollover
     contribution accepted after December 31, 1983 shall not be taken into account by the accepting plan if such rollover contribution is initiated by the employee and is between plans which are not maintained by Affiliates;

               (iv) Any rollover contribution which is not initiated by the employee or which is made between plans maintained by Affiliates shall not be treated as a distribution by the transferring plan; and

               (v) An individual's Accrued Benefits under all defined benefit Aggregated Plans (treated as one plan) shall be determined under a uniform actuarial method (or the fractional rule of Section 411(b)(1)(C) if there is no such uniform method) and identical actuarial assumptions as specified in such plans (or the fractional rule of Section 411(b)(1)(C) if there is no such uniform method) and identical actuarial assumptions as specified in such plans, considering non-proportional subsidies but ignoring proportional subsidies; and

               (vi) An individual's Accrued Benefit under a defined contribution Aggregated Plans shall be adjusted to reflect contributions made, required to be made, or allocated under such plan after such Accrued Benefit is determined and before the date specified pursuant to regulations under
          Section 416 of the Code.

          (b)  "Aggregated Plan" means:

               (i) any other qualified plan maintained by an Affiliate in which any Key Employee participates;

               (ii) any other qualified plan of an Affiliate which enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code; and

               (iii) any other qualified plan of an Affiliate designated by the Company as an "aggregated plan" and which satisfies the requirements of Section 401(a)(4) or Section 410 of the Code, when considered together with the group of plans described in (i) and (ii) above.

          (c) "Determination Date" means, for this Plan for the first Plan Year, the last day of such Plan Year; and for this Plan for any succeeding Plan Year, the last day of the preceding Plan
     Year.

          (d) "Key Employee" means an Employee or former Employee who, at any time during a Plan Year or any of the four preceding Plan Years, is (or was):

               (i) among the 50 highest paid officers of all Affiliates when ranked on the basis of Aggregate Compensation having annual Aggregate Compensation (while an officer) of more than $45,000 (as adjusted for cost of living increases pursuant to Section 415(d) of the Code); provided, however, that no more than 10% of all Employees of all Affiliates shall be treated as Key Employees under this subsection (i);

               (ii) one of the 10 Employees who own both more than 1/2% in value and the largest percentage ownership interests in value of any Affiliate and who has annual Aggregate Compensation from all Affiliates of more than $30,000 (as adjusted from time to time for cost of living increases pursuant to Section 415(d) of the Code);

               (iii)  an owner of more than 5% of an Affiliate; or

               (iv) an owner of more than 1 % of any Affiliate who has annual Aggregate Compensation from an Affiliate of more than $150,000. Ownership for purposes of subsections (ii),
          (iii) and (iv) above shall be determined after application of the attribution rules of Section 318 of the Code. For purposes of this definition, the Beneficiary of a Key Employee shall be treated as a Key Employee.

          (e) "Top-Heavy Plan Year" means any Plan Year for which the present value of cumulative accrued benefits under this Plan and any Aggregated Plan for Key Employees exceeds 60% of the cumulative accrued benefits under this Plan and all Aggregated Plans for all Employees.

          (f) "Top-Heavy Ratio" means a fraction computed as of each Determination Date in accordance with Section 416 of the Code, the numerator of which is the sum for all Key Employees of account balances under this Plan and any other defined contribution plan maintained by an Affiliate plus the present value of Accrued Benefits for all Key Employees under any defined benefit plans maintained by an Affiliate, and the denominator of which is the sum of such account balances plus such Accrued Benefits for all Participants. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an Accrued Benefit within the five-year period ending on the Determination Date and any contributions due but unpaid as of the Determination Date. The account balances and accrued benefits of a Participant who has not performed services for an Affiliate within the five-year period ending on the Determination Date, or who is not a Key Employee but who was a Key Employee in a prior year, will be disregarded. For purposes of computing the Top-Heavy Ratio, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates under such plans that fall within the same calendar year.

     10.03 Minimum Allocation in Top-Heavy Plan Years. The Employer shall make a minimum contribution in any Top-Heavy Plan year to be allocated on behalf of each Participant (without regard to whether such Participant is an active Participant) who is not a Key Employee and who is an Employee on the last day of such Top-Heavy Plan Year, and who does not in such Top-Heavy Plan Year receive the minimum benefit required by Section 416(c)(1) of the Code under any defined benefit plan(s) maintained by an Affiliate, so that each such Participant receives an allocation of Employer contributions equal to at least 4% of such Participant's Aggregate Compensation for the Plan Year; provided, however, that:

               (i) If the Participant is also a participant in a defined benefit plan or plans maintained by an Affiliate (without receiving such minimum benefit under such plan(s)) the minimum contribution shall be 7-1/2% rather than 4% of such Participant's Aggregate Compensation; and

               (ii) The minimum contribution required under this Plan shall be reduced by the amount, if any, allocated to the account of such Participant under any other defined contribution Aggregated Plan (before applying any comparable minimum contribution rule in such other plan); and

               (iii) In no event, however, shall the minimum contribution exceed the percentage of Compensation (including in Compensation for such purpose any amounts a Key Employee elects to defer under any arrangement qualified under Section 401(k) of the Code) at which Employer contributions are made (or required to be made) under the Plan for the Key Employee for whom such percentage is the highest.

The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make mandatory contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service during the Plan Year.

                              ARTICLE XI

                         The Trust and Trustee

     11.01 The Trust. A Trust, known as the PREMIER FINANCIAL SERVICES, INC. EMPLOYEE SAVINGS AND STOCK TRUST is hereby established for the purposes of the Plan and the assets thereof shall be held, invested and disposed of by the Trustee acting in accordance with this
Article XI and other applicable provisions of the Plan.

     11.02 The Trustee. PREMIER TRUST SERVICES, INC. is hereby continued as Trustee of the Trust and hereby agrees to accept the terms of the Trust as herein amended and restated and to perform the duties created hereunder.

     11.03 The Fund. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of the Plan and Trust hereby established. All contributions received by the Trustee under the Plan shall be credited to and thereafter held as a part of the Fund. The Trustee shall not be under any duty to require payment of any contributions to the Fund, or to see that any payment made to it is computed in accordance with the provisions of the Plan, or otherwise be responsible for the adequacy of the Fund to meet and discharge any liabilities under the Plan. The Fund shall be used and applied only in accordance with the Plan and Trust and no part of the principal or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and for the payment of expenses and taxes in accordance with the provisions of the Plan, and the Employers shall have no right, title or interest in the Fund or any part thereof and none of the contributions made thereto shall revert to the Employers, except as expressly permitted under Section 15.12.

     11.04 Investment Funds. The Trustee shall maintain, or cause an Investment Manager to maintain, the following Investment Funds:

          (i) a Company Stock Fund, which shall be invested in Company stock to the extent shares are available for purchase; and

          (ii) such other Investment Funds as the Trustee deems necessary or advisable.

     11.05 Participant Investments. Except as provided in Section 7.09, all ESOP Contributions and ESOP Savings and Matching Contributions shall be invested in the Company Stock Fund. Participants shall be given the option to direct the investment of all other contributions into any one or more of the Investment Funds.
Such Investment Funds shall be under the full control and management of the Committee and the Trustee or Investment Manager. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired Investment fund. The following rules shall apply to the administration of such Investment Funds:

          (a) The Committee shall advise any initial Participant of his or her investment options at least 30 days before his or her Entry Date. Such Participant must notify the Committee in writing on the appropriate form of his or her investment choice 15 days before the Entry Date or the Committee will direct all investments to the Investment Fund that is a money market fund (or that most nearly bears the investment characteristics of a money market fund if no Investment Fund is a money market fund.).

          (b) At least 60 days before the end of each Plan Year, the Committee shall furnish each Participant a form on which such Participant may direct the investment of any new contributions (other than ESOP Contributions and ESOP Savings and Matching Contributions, if any) or redirect the investment of his or her existing Account balances (other than his or her ESOP Account and that part (if any) of his or her Salary Savings Account attributable to ESOP Savings and Matching Contributions).

          (c) In each case, the Participant shall have the right to designate or move 50% or 100% of the new contributions or 50% or 100% of his or her existing aggregate Account balance (other than as provided in (b) above) among the available investment funds. To the extent the Committee in its discretion deems administratively feasible and provides for on the form described in (b) above, it may afford Participants the right to direct the investment of new contributions or existing Account balances in other percentages, or in percentages applied separately to particular Accounts or groups of Accounts.

          (d) If a Participant fails to file a new form by December 1, the Committee shall follow the election made on the most recent form on file with respect to the investment of new contributions.

          (e)  Annual changes of investment elections under this
     Section 11.05 shall take effect on January 1 of each year, or on such business day as near thereto as the Committee deems practicable. To the extent the Committee in its discretion deems administratively feasible and provides for on a form distributed to Participants in a manner similar to that prescribed in (b) above, it may afford Participants the right to direct the investment of either new contributions or existing Account balances or both effective July 1,1993 (or as near thereto as practicable) upon the effective date of this amendment and restatement, or upon the establishment or termination of an Investment Fund, or at regular periodic intervals more frequently than annually.

          (f) The restrictions of this Section 11.05 on Participant direction of investment of ESOP Contributions and ESOP Savings and Matching Contributions (and Account balances attributable thereto) out of the Company Stock Fund shall not apply to the Subject Portion of such Accounts of a Qualified Participant during his or her Qualified Election Period to the extent such amounts are distributable pursuant to Section 7.09.

     11.06 Powers of Trustee. So long as his, her or its action is consistent with ERISA and Section 401 of the Code and amendments to ERISA and the Code, the Trustee is authorized and empowered, but not by way of limitation:

          (a) To invest and reinvest the principal and income of the Fund and keep the Fund invested, without distinction between principal and income, in such stocks, bonds, notes or other securities or in such other property real or personal (and may invest the entire Fund in securities of the Company or any Affiliate pursuant to Section 6.01), or in any fund created and administered for the collective investment of money or property of employee benefit trusts then qualified under Sections 401(a) and 501(a) of the Code (in which case the provisions of the documents governing such collective investment fund shall govern any investment therein, and are hereby made a part of this Trust) as the Trustee may deem proper without being limited by any statute or rule of law regarding investments by trustees other than ERISA. The Trust may be invested, maintained and reinvested in any such property even though the Trustee, in its individual or any other capacity, shall have invested, or may thereafter invest, its own or other funds in the same or similar property the interest, principal or other avails of which may be payable at different rates or times or may have different ranks or priorities. The Trustee, in his, her or its discretion, may keep such portion of the Fund in cash or cash balances in a banking institution (which may but need not be the Trustee if the Trustee is a banking institution) or in a savings and loan association as the Trustee may from time to time deem to be in the best interests of the Fund.

          (b) To sell, exchange, convey, transfer or otherwise dispose of any property held by him or her by private contract or at public auction, and no persons dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

          (c) To borrow money for the benefit of the Fund and to secure such loan by a pledge or mortgage of all or part of the Fund, and to renew loans at any time.

          (d) To vote upon any stocks, bonds or other securities (subject to Section 6.02 in the case of Company Stock); to give general or special proxies or powers of attorney with or without powers of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities, to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of any owner with respect to stocks, bonds, securities, insurance contracts or other property held in the Fund.

          (e) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

          (f) To register any investment held in the Fund in his, her or its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall, at all times, show that all such investments are part of the Fund.

          (g) To employ such agents, custodians, brokers, assistants, actuaries, and counsel as the Trustee may deem necessary for the proper administration of the Trust, unless such persons are provided by the Company, and to be fully protected in action upon the advice of said counsel, who may, but need not be, counsel for the Company. The Trustee shall, at no time, be obliged to institute, or become a party to, any legal action unless indemnified to his, her or its satisfaction for any fees, costs and expenses to be incurred in connection therewith.

          (h) To pay from the Fund all reasonable and necessary expenses, including, but not by way of limitation, taxes of any kind, fees for agents, attorneys, or other counsel, incurred in connection with the collection, administration, management, investment, protection and distribution of the Fund to the extent that they are not paid by the Company; and

          (i) To do all acts whether or not expressly authorized, which he or she may deem necessary or proper for the protection of the property held hereunder.

     11.07 Compensation and Expenses. A corporate Trustee shall be entitled to compensation for services hereunder as agreed between the Company and the Trustee and the Company shall reimburse the Trustee for any and all necessary expenses incurred in the administration of the Plan. The Company may provide the Trustee with clerical, bookkeeping and stenographic help and facilities that may be necessary to enable the Trustee to perform his, her or its functions hereunder and may appoint consultants, accountants, or other assistants, to perform any nondiscretionary function of the Trustee under the supervision and direction of the Trustee.

     11.08 Accounts. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by the Company. As of the close of each calendar year, or as of the close of such other fiscal period as the Company may, from time to time, designate, or as of the date of the removal or resignation of the Trustee, as provided in Section 11.10 hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee during the period from the date of the last such account.

     11.09 Duty of Person Dealing With Trustee. No person dealing with the Trustee shall be under any obligation to inquire into the validity or propriety of any action by the Trustee, the application of any property delivered to him or her or the exercise by him or her of any of the powers conferred upon him or her by this agreement. The execution by the Trustee of any instrument, document or paper in connection with the exercise of any of the powers enumerated herein shall, of itself, be conclusive evidence to all persons of the authority of the Trustee to execute the same and to exercise all powers incident thereto.

     11.10 Resignation and Removal of the Trustee. The Company may remove the Trustee at any time upon thirty (30) days' notice in writing to the Trustee. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Company. Such notice of removal or resignation may be waived by the party entitled thereto provided a successor Trustee shall have been appointed and accepted his, her or its appointment in writing. Upon such removal or resignation of the Trustee, the Company shall appoint a successor Trustee, who shall have the same powers and duties as those conferred upon the Trustee hereunder.


                              ARTICLE XII

                          Plan Administration

     12.01 Allocation of Responsibility Among Fiduciaries. The Company, other Participating Employers, the Trustee, the members of the Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust. In general, the Company through the Board and each Employer through its board of directors (or through its Board of behalf of Employers other than the Company pursuant to Section 14.15) shall have the sole responsibility for making Employer contributions to the Fund in accordance with Article IV hereof. The Company through the Board shall have the sole responsibility to amend or terminate the Plan, in whole or in part, in accordance with Article XIII hereof, and sole responsibility to appoint and remove the Trustee and the members of the Committee. The Committee shall be responsible for the administration of the Plan as provided herein. The Trustee shall be responsible for the administration of the Trust and the custody and management of the assets held under the Trust. Each of the Company, the members of the Committee, and the Trustee, shall be a fiduciary ("Fiduciary") of the Plan to, but only to, the extent he, she or it (i) exercises any discretionary authority or discretionary control respecting the management of the Plan or exercises any authority or control respecting management of its assets, or (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Fund or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan. Each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under the Plan, and it is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Fund in any manner against investment loss or depreciation in asset value.

     12.02 Fiduciary Duties. All Fiduciaries shall discharge their duties as Fiduciaries solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. They shall discharge such duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. They shall not maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. The Fiduciaries shall not do any action prohibited under or in violation of Part 4 of Title I of ERISA, or which would subject any person or the Company to imposition of a tax under Section 4975 of the Code.

     12.03 The Committee. The Plan will be administered by a Committee composed of at least 3 persons who are officers, directors, or employees of an Affiliate. Each member of the Committee shall be appointed by the Company and shall thereafter serve until death, resignation, or removal by the Company or until he or she ceases to be an officer, director, or employee of an Affiliate. Any member of the Committee may resign at any time upon at least 15 days notice in writing to the Company. The Company may remove any member of the Committee at any time upon giving 15 days notice in writing to such member. Upon such resignation, or removal, or upon the death of a member of the Committee, or his or her ceasing to be an officer, director, or employee of an Affiliate, the Company may, and if the membership of the Committee would otherwise be less than 3 shall, promptly appoint a successor member who shall have the same powers and duties as those conferred upon his or her predecessor. The Committee shall elect one of its members as chairman, and any document required to be filed with, or any notice required to be given to, the Plan or the Committee will be properly filed or given if mailed or delivered, to the chairman.

     12.04 Committee Action. The Committee shall act with or without a meeting by the vote or concurrence of a majority of its members; provided, however, that no member of the Committee who is a Participant in the Plan shall take part in any action having particular reference to his or her own benefits hereunder. All written directions by the Committee may be made over the signatures of a majority of its members and all persons shall be protected in relying on such written directions.

     12.05 Administrative Powers. The Committee shall have the administrative powers and duties specified in this instrument, which shall include but not be limited to the following powers and duties:

          (a) Determinations of Fact. To determine all questions relating to the administration of the Plan, including the power to determine whether a Participant has resigned or has been dismissed or is Retired or is married or Permanently Disabled or dead, the date of any such resignation, dismissal, Retirement, Permanent Disability or death, or as to the age or identity of a Participant or Beneficiary or whether a Beneficiary is living or dead, and to resolve all other questions of fact relating to the rights or eligibility of Employees and Participants and their Beneficiaries, and the amounts of their respective interests; and its determinations shall be final and binding on all persons whomsoever;

          (b) Construction of the Plan. To construe and interpret the Plan and resolve in its discretion any ambiguities in the application of the Plan; and its determinations shall be final and binding on all persons whomsoever;

          (c) Direction. To direct the Trustee with respect to payment from the Fund;

          (d) Procedures and Forms. To establish uniform and nondiscriminatory procedures and requirements, consistent with the terms and purposes of this Plan, for the time and manner of making Salary Savings Contributions (including the form of Salary

     Savings Agreement), Voluntary Contributions, and Rollover
     Contributions, the making of investment elections by Participants and directing transfers to and from the various Investment Funds, the payment of distributions to Participants and Beneficiaries, the designation of Beneficiaries, and like matters;

          (e) Rules. To adopt such rules and regulations as the Committee may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;

          (f) Enforcement. To enforce the Plan in accordance with its terms and with the Committee's own procedures, rules and regulations and to settle and discharge disputes arising thereunder;

          (e) Records. To maintain the account records of all Participants;

          (f) Enforcement. To administer the loan program established by Article VIII; and

          (i) Additional Powers. To do all other acts in the Plan Administrator's opinion necessary or desirable for the proper and advantageous administration of the Plan.

     12.06 Investment Direction and Investment Manager. The Committee, by written notice to the Trustee, may assume the right to direct the Trustee with respect to the investment of all or of any designated portion of the Fund or may by written notice to the Trustee advise the Trustee of the appointment of an Investment Manager to manage all or any designated portion of the Fund. Any Investment Manager shall be appointed by the Committee and shall serve pursuant to written Agreement with the Committee at the pleasure of the Committee. Any notice to the Trustee shall remain in force until revoked or amended by further written notice to the Trustee. To the extent the Committee assumes or appoints an Investment Manager to assume such responsibilities, the Committee or the Investment Manager shall give instructions to the Trustees for the purchase, sale, exchange or other acquisition or disposition of securities, or an Investment Manager may directly make any such purchase, sale, exchange or other acquisition or disposition of securities, on behalf of and for the Account of the Fund. The Trustee shall follow the instructions of the Committee or the Investment Manager and shall be under no obligation to make any investment review or to consider the propriety of holding or selling any securities or property of the Fund subject to the management of the Committee or an Investment Manager. The Trustee shall not be liable or responsible for any loss resulting to the Fund by reason of its following such instructions of the Committee or the Investment Manager or by reason of its failure to take any action with respect to any investment which was acquired pursuant to any such instructions in the absence of further instructions of the Committee or the Investment Manager.

     12.07 Records and Reports. The Committee shall have the responsibility to meet the reporting and disclosure requirements with respect to the Plan, including filing the annual reports with the Internal Revenue Service. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' service and Accounts.

     12.08 Information to be Provided. The Committee shall furnish and make available to Participants and Beneficiaries and to the Secretary of Labor or his or her delegate, and to the Secretary of the Treasury or his or her delegate such plan descriptions, summaries, reports, registration statements, notifications and other documents as may be required by ERISA and the Code and regulations thereunder.

     12.09 Annual Reports. The Committee shall prepare, or cause to be prepared, an annual report for each Plan Year containing such financial statements, actuarial reports and other information in such form and for such delivery and availability at such times and in such manner as may be required by ERISA and the Code and regulations thereunder, and the Committee shall retain such records for such periods as may be required by such laws and regulations.


                             ARTICLE XIII

                   Amendment, Merger and Termination

     13.01 Amendment. The Company reserves the right, at any time or times to amend this Plan and the Trust established hereunder to any extent and in any manner that it may deem advisable and all Participants and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment may be adopted the effect of which would be:

          (i) to divest any Participant or Beneficiary of his or her then vested interest in the Fund, the vested interest of a Participant who is still an Employee being the benefit to which he or she would have been entitled had he or she then resigned; or

          (ii) except as permitted by regulations under Section 411(d) of the Code, to eliminate or reduce, with respect to the aggregate Account balances of any Participant or Beneficiary as of the later of the date such amendment is adopted or effective, any early retirement subsidy that continues after retirement, or an optional form of benefit; or

          (iii) except as provided by Section 14.12, to cause any part of the Fund or its income to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries;

          (iv) to materially increase the duties and responsibilities of the Trustee without its consent;

Notwithstanding the foregoing provisions of this Section, however, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under Section 401 of the Code or complying with any provision of ERISA.

     13.02 Merger. The Company may direct a merger or combination of this Plan with, or a transfer of part or all of its assets and liabilities to, any other plan or trust qualified under Section 401(a) of the Code ("other plan"). In the event of any such merger, consolidation or assets or liabilities, each Participant in the Plan whose interests were so merged, consolidated or transferred into, with, or to the other plan must be entitled to receive a benefit immediately thereafter (if the other plan then terminated) which would be equal to or greater than the benefit he or she would have been entitled to receive immediately theretofore (if the Plan had then terminated).

     13.03 Termination. Anything to the contrary herein notwithstanding, this Plan and the Trust established hereunder may be terminated (in whole or in part) by the Company by a duly adopted resolution of the Board or further contributions hereunder may be discontinued by any Employer by a duly adopted resolution of its board of directors. In the event of termination (whether in whole or in part) and notwithstanding anything herein to the contrary, the interests of all affected Participants shall be fully vested and no part of any such Participant's Accounts shall thereafter be forfeited for any reason whatsoever except as provided in Section 8.01 and
14.11. Upon such termination or discontinuance, the assets of the Fund shall be held and administered by the Trustee for the benefit of the Participants in the same manner and with the same powers, rights. duties and privileges herein prescribed, until the Fund has been fully distributed pursuant to the provisions of Article VII hereof, provided, however, that subject to Section 411(a)(11) of the Code, in the case of a termination of the Plan (in whole or in part), the Board may direct the Trustee to make distribution of the Accounts as soon as practicable in accordance with the provisions of Article VII hereof to each affected Participant as if he or she were Retiring on the date of such termination.

     13.04 Partial Termination. In the event of any partial termination of the Plan under Section 13.03 an appropriate portion of the assets of the Fund attributable to the Participants and Beneficiaries subject to such partial termination shall be segregated, held and administered by the Trustee for the benefit of such Participants and Beneficiaries as provided in Section 13.03; and the interests (including the ESOP Accounts and Profit Sharing Accounts of each affected Participant) shall, notwithstanding Section 7.03, thereafter be fully vested and nonforfeitable except as provided in Sections 8.01 and 14.11.


                              ARTICLE XIV

                             Miscellaneous

     14.01     Interest of Participants.  No Participant or
Beneficiary shall have any right to, or interest in, any part of the Fund, except as expressly provided in this Plan. Any person claiming benefits under this Plan will look solely to the Fund for payment.

     14.02 Title to Assets. No Participant or Beneficiary shall have any title or claim in or to any specific assets in the Fund but shall have only a proportionate interest in the Fund as a whole.

     14.03 Not a Contract of Employment. This Plan shall not be deemed to be a contract of Employment between the Company or any Affiliate and any Employee. Nothing contained herein shall be deemed to give to any Employee the right to be retained in Employment or to interfere with the right of the Company or Affiliate to discharge any Employee at any time. Nothing contained herein shall be deemed to give the Company or Affiliate the right to require any Employee to remain employed, or to interfere with the Employee's right to terminate his or her Employment at any time.

     14.04 Spendthrift Clause. Except as otherwise provided in Sections 7.14, 8.01 and 14.10, amounts payable under this Plan to a Participant or Beneficiary shall be paid only to him or her and upon his or her personal receipt. No benefit payable under the provisions hereof shall be assigned or alienated or be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void, nor shall the Fund be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the persons entitled to any benefit payment.

     14.05 Addresses. Each person entitled to benefits hereunder shall file with the Committee from time to time in writing his or her complete mailing address and change of mailing address. Any check representing payment hereunder and any communication addressed to a Participant or to any other person at his or her last address so filed (or if no such address has been filed, then at his or her last address indicated on the records of the Company or any Affiliate) shall be deemed to have been received by such person for all purposes of the

Plan, and neither the Committee, Trustee nor the Company or any Affiliate shall be obliged to search for or ascertain the location of any such persons.

     14.06 Information on Participants. Participants shall furnish promptly to the Committee such information as the Committee reasonably considers necessary or desirable for the purpose of administering the Plan. If such information is not submitted, or shows that such information previously has been misstated on the records of the Plan, the Committee will make such corrections and adjustments in accordance with the available facts as it considers appropriate.

     14.07 Regularly Kept Records Are Binding. The regularly kept records of the Company or Affiliate shall be conclusive and binding upon all persons with respect to the nature and length of Employment, the type and amount of compensation paid and the manner of payment thereof, the type and length of absence from work and all other matters contained therein relating to employees.

     14.08 Claims. Any claim for benefits not received or received in an improper amount shall be made in writing to the Committee. The Committee shall consider such claim and shall either approve it or deny it within 90 days, unless within 90 days the Committee determines that special circumstances require an extension of time in processing the claim and so notifies the claimant in writing of such extension, the special circumstances justifying the extension, and the date by which the Committee expects to render a final decision. In no event shall extension exceed a further period of 90 days. Each denial shall be in writing, setting forth the specific reasons for such denial and be written in a manner calculated to be understood by the Participant or Beneficiary. Within 60 days after the receipt from the Committee of any written denial of a claim for benefits, or within 60 days from the end of the period (after any applicable extension) for initial consideration of claims if no decision has been rendered by that date (which shall be deemed a denial of such claim), a Participant (or Beneficiary) whose claim is denied (or deemed denied) may request, by written application to the Committee, a review by the Committee of the decision denying the payment of benefits. In connection with such review, such Participant (or Beneficiary) shall be entitled to review any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Committee upon such review shall be made promptly and not later than 60 days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than 120 days after the Committee's receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the Participant (or Beneficiary), shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based, and shall be final.

     14.09 Indemnification. Except as otherwise provided in ERISA, the Company, any Affiliate, their directors, officers, employees and agents, the Trustee, the members of the Committee or any of them, shall not incur any personal liability for the breach of any responsibility, obligation, or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and Trust established hereunder and the investment and handling of the Fund and shall be indemnified and held harmless by the Employers from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Employers fail to provide such defense.

     14.10 Payments to Minors. Etc. In the event any portion of the Fund becomes distributable under the terms hereof to a minor or other person under a legal disability, the Committee, in its sole discretion, may direct that such distribution shall be made in any one or more of the following ways:

          (a)  directly to said minor or other person;

          (b) to the legal guardian or conservator of said minor or other person; or

          (c) to the spouse, parent, brother, sister, child or other relative of said minor or other person for the use of said minor or other person.

The Committee shall not be required to see to the application of any distributions so made to any of said persons, but the receipt therefor shall be a full discharge of the liability of the Trustee and the Fund to such minor or other person.

     14.11 Unclaimed Payments. If any check or other instrument in payment of a benefit hereunder, which was mailed by regular United States mail to the address of the payee furnished the Committee or Trustee by the payee or the Company or an Affiliate is returned unclaimed, the Trustee shall notify the Committee and shall discontinue further payments to such payee until the Committee or Trustee receives further information and instructions from such payee or the Company or an Affiliate. Such discontinuance shall not be treated as a forfeiture of any unclaimed or future payment, provided, however, that where the Committee or Trustee is unable to locate a payee and an amount has been distributable and unclaimed for three (3) years following the date distribution was to be made or commenced, or upon the termination of the Plan if earlier, the entire distribution payable to such payee shall be forfeited and used to pay current or reasonably anticipated expenses of the Plan or the Trust; or if there are no such current or anticipated expenses, treated as a Profit

Sharing Contribution and allocated as set forth in Section 5.05 hereof. Any amounts so treated shall again become payable to such payee as an administrative expense of the Plan upon his or her filing a written claim for benefits under the Plan with the Committee containing his or her complete mailing address and such evidence that he or she is entitled to such benefits as the Committee may require.

     14.12 Reversions. In no event shall any of the assets of the Fund revert to the Employers except the sum, if any, remaining in the Fund after all liabilities under the Plan to Participants and Beneficiaries have been fully satisfied and discharged; provided, however, that there shall be returned to the Employers:

          (i) contributions made by a mistake of fact, within one (1) year after the payment of such contributions;

          (ii) contributions conditioned upon their deductibility under Section 404 of the Code to the extent the deduction is disallowed, within one (1) year after the disallowance of the deduction; and

          (iii) any amounts remaining in the suspense account for excess annual additions maintained under Section 9.04 upon termination of the Plan, as soon as practicable after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied.

The amount of any contribution that may be returned to any Employer pursuant to subparagraph (i) above shall be reduced by any portion thereof previously distributed from the Fund and by any losses of the Fund allocable thereto, and in no event shall the return of such contribution cause the balance of any Participant's Accounts to be less than the amount of the such balance had the contribution not been made.

     14.13 Necessary Parties. Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee, Committee and the Company, and the settlement or judgment in any such cases in which the Company is duly served or cited shall be binding upon all members of the Plan, Participants and their Beneficiaries and estates and all persons claiming by, through or under them.

     14.14 Company Action. Any action this Plan requires or permits the Company to take shall be duly and properly taken if done by written resolution of the Board; or, except where otherwise expressly provided in this Plan, in writing by an individual authorized generally by the by-laws of the Company or specifically by such written resolution of the Board to take actions of such kind respecting this Plan.

     14.15 Company as Agent for Employers. In the event an Affiliate other than the Company becomes an Employer hereunder by adopting this Plan with the consent of the Company for the benefit of its eligible employees, such Employer irrevocably appoints the Company as its agent to do all acts and things respecting the Plan on its behalf; to the end that the Trustee, Committee, Participants and Beneficiaries and all other persons may deal with the Company respecting this Plan as if it were the only Employer under this Plan.

     14.16 Plan Expenses. All taxes of any kind upon or in respect of the Fund or its income, including income taxes upon Participants or Beneficiaries respecting distributions from the Fund and required by the Code or any other federal, state or local revenue law to be withheld at the source, but excepting only any federal excise taxes respecting the Plan or its operation that the Code specifically imposes on the Company or other persons and not on the Fund, shall be paid by the Trustee from the Fund. All other expenses incurred in the management or administration of the Plan and the Trust may, in the discretion of the Company, be paid by the Company, but if for any reason not paid by the Company shall be paid by the Trustee from the Fund unless the Company has affirmatively directed the Trustee in writing not to pay such expenses; in which event the Company shall indemnify the Trustee and the Fund from and against such expenses and all other costs and charges (including attorneys fees and costs of collection imposed on the Trustees or the Fund) respecting such expenses.

     14.17 Agent for Service of Process. The agent for service of process under the Plan shall be the Secretary of the Company.

     14.18 Illinois Law to Govern. This Plan and the Trust established hereunder shall be administered, construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined in accordance with the laws of the State of Illinois subject, however, to applicable provisions of ERISA and the Code.

     IN WITNESS WHEREOF, the Company has amended and restated the Plan and the Trust established herein and the Trustee hereby accepts the terms of the Trust and agrees to perform the duties created herein.

                                   PREMIER FINANCIAL SERVICES, INC.


Date: June 25, 1993                By: /s/ David L. Murray
                                      -------------------------------
                                       Executive Vice President


                                   PREMIER TRUST SERVICES, INC., as
                                   Trustee


                                   By: /s/ Paul W. Lindwall
                                       ------------------------------
                                                Trustee

                        FIRST AMENDMENT OF THE
                   PREMIER FINANCIAL SERVICES, INC.
               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST


     WHEREAS, Premier Financial Services, Inc. (the "Company")

maintains the Premier Financial Services, Inc. Employee Savings and

Stock Plan and Trust (the "Plan"); and

     WHEREAS, the Company has reserved the right to amend the Plan,

and now deems it advisable to amend the Plan in certain respects;

     NOW, THEREFORE, by virtue of the authority delegated to the undersigned officer of the Company by Resolution of the Board of

Directors and pursuant to the power reserved to the Company under

Section 13.01 of the Plan, the Plan is hereby amended in the following respects, effective as of the date specifically indicated herein, and with respect to each Employee who earns an Hour of Service on or after the applicable effective date, except where otherwise indicated:

     1.   The definition of "Compensation" set forth in Section 2.01 of the Plan is amended, effective as of January 1, 1994, to read as follows:

          "'Compensation" means the total wages or salary, overtime, commissions, bonuses, and any other taxable remuneration reportable on Internal Revenue Service form W-2 paid to an Employee during the Plan Year while a Participant in the Plan, including any amount deferred by a Participant under the terms of a Salary Savings Agreement, but disregarding, for Plan Years beginning on or after January 1, 1989 and prior to January 1, 1994, to the extent required by Section 401(a)(17) of the Code, Compensation at an annual rate in excess of $200,000 (as periodically adjusted pursuant to Section 401(a)(17) of the
     Code).

          (a) In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          (b) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section
     401(a)(17) of the Code shall mean the OBRA '93 annual
     Compensation limit set forth in this provision.

          (c) If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000."

     2.   The definition of "Hour of Service" set forth in Section

2.01 of the Plan is amended, effective as of August 5, 1993, adding two final sentences thereto:

     "Hour of Service shall also include each hour during which an Employee is on an approved leave of absence granted by the Company or an Affiliate on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the Employee returns to work for the Company or an Affiliate at the end of such leave of absence. Such Hours of Service shall be calculated pursuant to clause (ii) of this Section."

     3.   The second sentence of Section 4.01 of the Plan is amended,

effective as of August 1, 1994, by substituting four new sentences to read as follows:

     "Each Employer shall also make for each Plan year a Matching Contribution with respect to the Salary Savings Contributions made for such Plan Year by Participants employed by it and not withdrawn before the date the Employer makes such Matching Contribution. The amount of Matching Contribution for each Plan Year beginning prior to January 1, 1994 shall be equal to 10% of the Salary Savings Contributions made for each such Plan Year. The amount of Matching Contribution made for the Plan Year ending December 31, 1994 shall be equal to the sum of (a) 10% of 7/12 of the Salary Savings Contributions made for such Plan Year; and (b) 25% of 5/12 of the Salary Savings Contributions made for such Plan Year. The amount of Matching Contribution for each Plan Year beginning on and after January 1, 1995 shall be equal to 25% of the Salary Savings Contributions made for each such Plan Year."

     4.   The second sentence of Section 4.07 up to the semicolon is amended, effective as of August 1, 1994, to read as follows:

     "ESOP Contributions and Matching Contributions may be made in the discretion of the Board in Company Stock (whether authorized and previously unissued or previously issued and reacquired), or in cash, or in a combination thereof;"

     5.   Section 7.07 of the Plan is amended, effective with respect to distributions made on and after January 1, 1993 by adding a final paragraph to read as follows:

     "If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulation is given, provided that:

          (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Participant, after receiving the notice, affirmatively elects a distribution."


     6.   The sixth sentence of Section 7.14 of the Plan is amended,

effective as of July 1, 1993, to read as follows:

     "Under no circumstances shall an order be determined to be a qualified domestic relations order if it calls for payments to be made to an alternate payee before the earliest date for such payments as specified in ERISA and the Code, provided, however, that a payment may be made to an alternate payee of the Participant prior to the date the Participant attains his earliest retirement age (as defined in Section 206(d) of ERISA and Section 414(p) of the Code) if such payment is made pursuant to the terms of the qualified domestic relations order."

     7.   Section 8.02 of the Plan is amended, effective as of July 1,

1993, by deleting the reference to "least" and replacing it with

"lesser" in lieu thereof.

     8.   The last paragraph of subsection 9.01(a) is amended,

effective as of January 1, 1994, to read as follows:

     "An Employee's Aggregate Compensation for any Plan Year commencing on and after January 1, 1989 and prior to January 1, 1994 in excess of $200,000 (as adjusted from time to time pursuant to Code Section 401(a)(17)), and an Employee's Aggregate Compensation for any Plan Year commencing on and after January 1, 1994 in excess of $150,000 (as adjusted from one time pursuant to Code Section 401(a)(17)) shall be disregarded to the extent required by Code Section 401(a)(17). For purposes of applying this limitation, the Aggregate Compensation of a Participant who is a 5% owner of an Affiliate or a member of the group consisting of the 10 Highly Compensated Employees paid the greatest compensation (as defined under Section 414(q)(7) of the Code) during the Plan Year shall be combined with the Aggregate Compensation (if any) for such period of the Participant's spouse and all lineal descendants of such Participant who have not attained at least age 19 before the close of the Plan Year."

     9.   Subsection 9.01(c)(ii) of the Plan is amended, effective as of January 1, 1993, by replacing the reference to "402(a)(5)" with

"402(b)(4)".

     10.  Section 10.03 is amended, effective as of January 1, 1994,

by adding two final sentences thereto to read as follows:

     "In no event shall the Compensation or Aggregate Compensation of a Participant taken into account under the Plan for purposes of
     Article X for any Plan Year commencing on and after January 1, 1989 and prior to January 1, 1994 exceed $200,000, or such greater amount provided pursuant to Section 401(a)(17) of the Code. The Compensation of a Participant taken into account for purposes of Article X for Plan Years commencing on and after January 1, 1994 shall be limited in accordance with the provisions of subsections (a) through (c) set forth in the definition of Compensation in Section 2.01."

     11.  Subsections 12.05(a) and (b) of the Plan are amended,

effective July 1, 1993, by inserting the words "in it sole

discretion," into the beginning of the first sentence thereof.

     12.  Section 12.05 of the Plan is further amended, effective as of July 1, 1994, by redesignating subsection (i) as (j) and inserting a new subsection (i) to read as follows:

          "(i) Retention of Services. To retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as may be required in carrying out the provisions of the Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports that shall be furnished to it by any such counsel, agents or other persons."

     13.  Section 13.01 of the Plan is amended, effective as of July

1, 1993, by adding a final sentence thereto to read as follows:

     "Any amendment of the Plan shall be by written instrument adopted by the Board of Directors, or by such committee to whom the Board of Directors has expressly delegated the power and authority to amend the Plan."


     IN WITNESS WHEREOF, the Company caused this First Amendment to be executed by the undersigned duly authorized officer this 11th day of

July, 1994.


                              PREMIER FINANCIAL SERVICES, INC.



                              By:  /s/David L. Murray
                                   -----------------------------
                              Its: Executive Vice President

                           SECOND AMENDMENT
                                  OF
                   PREMIER FINANCIAL SERVICES, INC.
               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST



          WHEREAS, Premier Financial Services, Inc. (the "Bank")

maintains Premier Financial Services, Inc. Employee Savings and Stock

Plan and Trust (the "Plan"); and


          WHEREAS, the Plan previously has been amended and further

amendment of the Plan now is considered desirable;


          NOW, THEREFORE, by virtue of the authority granted to the

undersigned officer by Resolution of the Board of Directors of the

Bank, and pursuant to the power reserved to the Bank by Section 13.01 of the Plan, the Plan, as previously amended, be and is hereby further amended, effective December 31, 1994, in the following particulars:


          1.  By substituting the following for Section 3.01 of the

Plan:

          "3.01 Participation. Each Employee of an Employer who was a Participant in the Plan on December 31, 1994, shall continue as Participant in the Plan from and after January 1, 1995, subject to the terms and provisions of the Plan. Each other Employee of an Employer shall become a Participant in the Plan on January 1, 1995 or the first Entry Date thereafter on which such Employee meets all of the following requirements:

               (a)  the Employee has attained the age twenty-one
          (21);

               (b) the Employee is not covered under the terms of a collective bargaining agreement under which retirement benefits have been subject of good faith bargaining, unless such agreement provides for the Employee's participation in the Plan; and

               (c)  the Employee has completed one Eligibility
          Year of Service;

     provided he or she is an Employee of an Employer on such Entry Date."

          2.  By adding the following new sentence to Section 9.05 to the Plan, as the last sentence thereof:

     "Notwithstanding the foregoing, the Employer may elect to make a qualified nonelective contribution in any Plan Year in order to satisfy the tests in clause (i) or (ii), including as such tests may be modified by Section 9.07."


          3.  By adding the following new Section 9.09 to the Plan

immediately after Section 9.08 thereof:

          "9.09 Qualified Nonelective Contributions. The Employer may elect to make a qualified nonelective
     contribution in any Plan Year.   Qualified nonelective
     contributions means Employer contributions that are fully vested at all times and subject to the restrictions on distribution applicable to Salary Savings Contributions under Code Section 401(k)(2) and Article VII of the Plan. Qualified nonelective contributions may be made on behalf of all Eligible Employees who are not Highly Compensated Employees, or on behalf of all Eligible Employees, in the discretion of the Employer. Qualified nonelective con-tributions shall be allocated according to each Eligible Employee's Compensation for the Plan Year as a Participant. The qualified nonelective contributions, if any, credited to a Participant's accounts for a Plan Year, shall be counted as Salary Savings Contributions for purposes of calculating the Average Deferral Percentage under Sections 9.05 and 9.07 of the Plan."

          IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by the undersigned duly authorized officer this 21st day of

December, 1994.


                              PREMIER FINANCIAL SERVICES, INC.



                              By /s/David L. Murray
                                ----------------------------------
                                Its Executive Vice President
                                    ------------------------------

                            THIRD AMENDMENT
                                  OF
                   PREMIER FINANCIAL SERVICES, INC.
               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST


          WHEREAS, Premier Financial Services, Inc. (the "Company")

maintains Premier Financial Services, Inc. Employee Savings and Stock

Plan and Trust (the "Plan"); and

          WHEREAS, the Plan previously has been amended and further

amendment of the Plan now is considered desirable;

          NOW, THEREFORE, by virtue of the authority granted to the

undersigned officer by Resolution of the Board of Directors of the

Company, and pursuant to the power reserved to the Company by Section

13.01 of the Plan, the Plan, as previously amended, be and is hereby further amended, effective as of July 1, 1995 by adding the following new Section 7.15 to the Plan immediately after Section 7.14 thereof:

          "7.15 Hardship Withdrawals. The Committee may, in its sole discretion, upon the request of a Participant at any time prior to his or her termination of employment, direct the Trustee to make a lump sum distribution of a portion of the balance of the Participant's Salary Savings Account, for the purposes set forth below, subject to the following rules:

          (a) Each request for a distribution must be made by written application to the Committee supported by such evi-dence as the Committee may require;

          (b) The amount distributed to a Participant in accord-ance with this Section 7.15 shall not exceed that portion of the Adjusted Balance of his or her Salary Savings Account that (i) is not derived from optional contributions under
     Section 4.03 and (ii) is not being used as security for a loan made under Article VIII, determined as of the Valuation Date coinciding with or immediately following the date a request is made hereunder, less earnings allocated to the Participant's Salary Savings Account on or after

     December 31, 1988. However, in no event shall the amount available for distribution pursuant to this Section 7.15 be less than the Adjusted Balance of the Participant's Salary Savings Account on December 31, 1988, less the amount being used as security for a loan made under Article VIII, determined as of the Valuation Date coinciding with or immediately following the date a request is made hereunder;

          (c) The Committee shall direct the Trustee to make a distribution to a Participant in accordance with this
     Section 7.15 only in the event of the Participant's hard-ship . For purposes of this Section, a hardship shall be limited to:

               (i)  Medical expenses described in Code
          Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code
          Section 152) or necessary for any of these persons to obtain medical care described in Code Section 213(d);

               (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii)      Payment of tuition and related
          educational fees and room and board for the next twelve months of post-secondary education for the Participant, his or her spouse, children or dependents;

               (iv) The need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; and

               (v)  Funeral expenses of a family member of
          the Participant.

          (d) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant, which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution;

          (e)  The Participant shall first obtain all
     distributions, other than those on account of hardship, and all nontaxable loans available under the Plan and all other plans maintained by the Company;

          (f) The Participant's Salary Savings Contributions and Voluntary Contributions under the Plan, and elective contributions and employee contributions (as defined in Treasury Regulation Section 1.401(k)) under all other deferred compensation plans maintained by the Company, shall be suspended for twelve (12) months after receipt of the hardship distribution; and

          (g) The Participant may not make Salary Savings Contributions under the Plan, or elective contributions under any other plan maintained by the Company, for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year, decreased by the Salary Savings Contributions to the Plan and elective contributions to such other plans for the taxable year of the hardship distribution.

          (h) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provision of Section 7.08 and the notice and consent requirements of Code Sections 417 and 411(a)(11).
     If a Participant is married at the time of the distribution, the Participant must provide to the Committee written evidence of spousal consent to the distribution."



          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned duly authorized officer this 21st day of December, 1995.

                              PREMIER FINANCIAL SERVICES, INC.



                              By /s/David L. Murray
                                 -------------------------------------
- -

                              Its Executive Vice President
                              ------------------------------------

                                                        DRAFT 12/20/95


                           FOURTH AMENDMENT
                                  OF
                   PREMIER FINANCIAL SERVICES, INC.
               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST


          WHEREAS, Premier Financial Services, Inc. (the "Company")

maintains the Premier Financial Services, Inc. Employee Savings and

Stock Plan and Trust (the "Plan"); and


          WHEREAS, the Plan previously has been amended and further

amendment of the Plan now is considered desirable;


          NOW, THEREFORE, by virtue of the authority granted to the

undersigned officer by Resolution of the Board of Directors of the

Company, and pursuant to the power reserved to the Company by Section

13.01 of the Plan, the Plan, as previously amended, be and is hereby further amended, in the following particulars:


     1.   By adding the following new paragraph (g) to Section 11.05 of the Plan immediately after paragraph (f) thereof, effective as of

January 1, 1995:

          "(g) Salary Savings Contributions, ESOP Contributions and ESOP Savings and Matching Contributions shall be allocated to the Investment Fund specified by the Participant as soon as practicable following the date such contributions are received by the Trustee, allowing for such factors as the availability of such Investment Fund as of the time of the contribution and the availability of shares of Company Stock for purchase by the Trustee, on behalf of the Company Stock Fund. Participants' elections to move their existing aggregate Account balances among the Investment Funds shall be implemented as soon as practicable following the date such elections are received by the Committee, allowing for such factors as the availability of an Investment Fund and the ability to purchase Company Stock."



     2.   By adding the following new sentence to Section 11.05 of the

Plan as the last sentence thereof, effective as of November 1, 1995:

     "Notwithstanding the provisions of this Section 11.05 and
     Section 11.04, the Company Stock Fund shall not be available as an investment option for Participants, both as to new contributions and existing aggregate Account balances, until such time as a Registration Statement is filed with the U.S. Securities Exchange Commission registering the offer and sale of additional shares of Company Stock under the Plan. "


                           *  *  *  *  *  *


          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned duly authorized officer this 21st day of December, 1995.

                              PREMIER FINANCIAL SERVICES, INC.



                              By  /s/David L. Murray
                                --------------------------------------
                              Its Executive Vice President
                                -----------------------------------